Exhibit 2.3

INDENTURE OF THE FIRST (1st) ISSUE OF ORDINARY DEBENTURES, NOT CONVERTIBLE INTO SHARES, UNSECURED, WITH ADDITIONAL PERSONAL GUARANTEE, IN FOUR SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED EFFORTS OF SENDAS DISTRIBUIDORA S.A.

By this private instrument,

SENDAS DISTRIBUIDORA S.A., a corporation without registration as issuer of securities with the Brazilian Securities Exchange Commission (“CVM”), with head office in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Ayrton Senna, No. 6.000, Lot 2, Pal 48959, Annex A, Jacarepaguá, CEP 22775-005, enrolled with the Corporate Taxpayers Registry of the Ministry of Economy (“CNPJ”), under No. 06.057.223/0001-71 and before the Board of Trade of the State of Rio de Janeiro (“JUCERJA”) under NIRE 33.3.002.7290-9, herein represented under its bylaws (“Issuer”).

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS, a financial institution with head office in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida das Américas, No. 4.200, Bloco 08, Ala B, Salas 302, 303 and 304 - Barra da Tijuca, CEP 22640-102, enrolled with CNPJ under No. 17.343.682/0001-38, herein represented under its Bylaws, as trustee (“Trustee”); and

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a corporation with head office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antonio, No. 3.142, Jardim Paulista, CEP 01402-000, enrolled with CNPJ under No. 47.508.411/0001-56, and before the Board of Trade of State of São Paulo under NIRE 35.300.089.901, herein represented under its bylaws (“Guarantor”); and

the Issuer, the Trustee and the Guarantor shall be hereinafter jointly referred to as “Parties” and, individually and indistinctly, as “Party”,

come hereby, and in due accordance with the law, to enter into this “Indenture of the First (1st) Issue of Ordinary Debentures, Not Convertible into Shares, Unsecured, with Additional Personal Guarantee, in Four Series, for Public Distribution with Restricted Efforts of Sendas Distribuidora S.A.” (“Issue” and “Indenture”, respectively), in compliance with the following clauses and conditions:

1. AUTHORIZATIONS

1.1 This Indenture is entered into based on the resolutions of the Issuer’s Extraordinary General Meeting of Debenture holders held on August 9, 2019 (“EGM”), at which the Issue conditions were resolved, under article 59 of Law No. 6,404, of December 5, 1976, as amended (“Brazilian Corporation Law”).

1.2 The posting of a personal guarantee by the Guarantor was resolved on and approved in Board of Directors’ Meeting of the Guarantor, held on August 9, 2019 (“BODM” and, jointly with the EGM, “Corporate Acts”), at which the guarantee conditions were resolved on, specified below.

2. REQUIREMENTS

2.1 The Issue shall be performed in accordance with the following requirements:

2.1.1 Release from Registration with CVM and Registration with ANBIMA – Brazilian Financial and Capital Markets Association

2.1.1.1 The public distribution of Debentures (as defined below) shall be carried out under the CVM Instruction No. 476, dated January 16, 2009, as amended (“CVM Instruction 476”), and other applicable legal and regulatory provisions, being therefore automatically released from registration before CVM, under article 6 of CVM Instruction 476, as it is a public offering with restricted distribution efforts (“Restricted Offering”), except for delivery of a communication regarding the start of the Restricted Offering and the communication of the closing thereof to CVM, under articles 7-A and 8, respectively, of CVM Instruction 476.

2.1.1.2 Pursuant to Chapter VIII of the “ANBIMA Code of Regulation and Best Practices for Structuring, Coordination and Distribution of Public Offering of Securities and Public Offering for the Acquisition of Securities” (“ANBIMA Code”), the Restricted Offering must be registered with ANBIMA, by sending the documentation described in article 18, item V, of the ANBIMA Code, within up to fifteen (15) days from the submission of the notice of closing of the Restricted Offering to CVM.

2.1.2 Filing of the EGM minutes with JUCERJA and Publication of the Board of Directors Meeting (BODM)

2.1.2.1 The EGM minutes shall be filed with JUCERJA under the current legislation, and shall be published on the “State Gazette of Rio de Janeiro” and in the newspaper “Monitor Mercantil” (“Issuer’s Disclosing Newspaper”).

2.1.3 Registration of this Indenture

2.1.3.1 This Indenture and any of its amendments shall be registered with JUCERJA under article 62, item II, and paragraph 3 of the Brazilian Corporation Law, and the protocols in JUCERJA must be made within five (5) Business Days counted as of the execution of the respective instrument.

2.1.3.2 The Issuer undertakes to send to the Trustee one (1) electronic counterpart (pdf) of the Indenture and any of its amendments with the digital official seal of JUCERJA, duly registered within five (5) days as of the registration with JUCERJA.

2.1.3.3 Due to the Surety, the Indenture and any of its amendments shall be filed for registration with the Registry of Titles and Deeds of the City of Rio de Janeiro, State of Rio de Janeiro, and of the City o São Paulo, State of São Paulo (“Registries”), within five (5) Business Days as of its execution. Once they have been duly registered with the Registries, one (1) original copy of the Indenture and of any of its amendments, duly registered with the Registries, shall be sent by the Issuer to the Trustee, within three (3) Business Days as of the registration with the Registries.

2.1.4 Deposit for Distribution, Trading and Electronic Custody

2.1.4.1 The Debentures shall be deposited for (i) distribution in the primary market through the MDA - Módulo de Distribuição de Ativos (i.e.,Assets Distribution Module) (“MDA”) managed and operated by B3 S.A. – Brasil, Bolsa, Balcão – CETIP UTVM Segment (“B3”);and (ii) trading in the secondary market through the CETIP21 - Securities (“CETIP21”), managed and operated by B3. The trading shall be financially settled and the Debentures shall be held in electronic custody with B3.

2.1.4.2 Notwithstanding the foregoing Clause 2.1.4.1, the Debentures may be traded in the regulated markets of securities between qualified investors, as defined in article 9-B of CVM Instruction No. 539, dated November 13, 2013, as amended (“Qualified Investors” and “CVM Instruction 539”) and after ninety (90) days have elapsed as of the date of each subscription or acquisition by Professional Investors (as defined below), in compliance with articles 13 and 15 of CVM Instruction 476, and once verified the Issuer has complied with its obligations set forth in article17 of CVM Instruction 476, the trading of the Debentures must respect at all times the applicable legal and regulatory provisions.

2.1.4.3 The period of ninety (90) days for restriction of trading of the Debentures mentioned above shall not apply to the Arrangers (as defined below), in the event of exercise of firm commitment, as provided in subitem II of article 13 of CVM Instruction 476, provided that the conditions below are complied with: (i) the Professional Investor (as defined below) acquiring the Debentures complies with the ninety (90)-day period of trading restriction, counted as of the exercise of the firm commitment by the Lead Arranger; (ii) the Arrangers verify the compliance with the rules set forth in articles 2 and 3 of CVM Instruction 476; and (iii) the trading of Debentures should be carried out under the same conditions applicable to the Restricted Offering, and the transfer amount of the Debentures may be adjusted by the respective Compensation (as defined below).

3. CHARACTERISTICS OF THE ISSUE

3.1 Issuer’s Corporate Purpose

3.5.1 According to article 2 of its Bylaws, the Issuer’s main corporate purpose is the sale of manufactured, semi-manufactured or “in natura” products, whether national or foreign, of any and all kind and species, nature or quality, provided that not prohibited by law, as well as the other activities listed in said Bylaws.

3.2 Issue Number

3.2.1 This Issue represents the first (1st) issue of Debentures of the Issuer.

3.3 Number of Series

3.3.1 The Issue shall be performed in four (4) series.

3.4 Total Issue Value

3.4.1 The total Issue value shall be eight billion reais (BRL 8,000,000,000.00), on the Issue Date (as defined below).

3.5 Number of Debentures

3.5.1 Eight hundred thousand (800,000) Debentures shall be issued, from which (i) two hundred thousand (200,000) first series debentures (“First Series Debentures”), (ii) two hundred thousand (200,000) second series debentures (“Second Series Debentures”); (iii) two hundred thousand (200,000) third series debentures (“Third Series Debentures”); and (iv) two hundred thousand (200,000) fourth series debentures (“Fourth Series Debentures” and, together with the First Series Debentures, Second Series Debentures and Third Series Debentures, the “Debentures”).

3.6 Allocation of Funds

3.6.1 The funds raised through the Offering shall be used by the Issuer to acquire shares of Almacenes Éxito S.A., a company organized according to the laws of Colombia, with head office at Carrera 48 No. 32B Sur — 139, Envigado, Colombia, enrolled with CNPJ under No. 23.041.875/0001-37 (“Éxito”), indirectly held by Casino, Guichard-Perrachon S.A., a company organized according to the laws of France, with head office at l, Esplanade de France 42000, Saint-Etienne, France, enrolled with CNPJ under No. 08.572.014/0001-91 (“Casino”) and by the minority shareholders, through the public offering for acquisition of shares to be carried out in Colombia (“IPO”), which shall be settled within one hundred and fifty (150) days of the First Subscription and Payment Date (as defined below).

3.7 Settling Bank and Bookkeeping Agent

3.7.1 The duties of settling bank and bookkeeping agent shall be performed by BANCO BRADESCO S.A., a financial institution with head office in the City of Osasco, State of São Paulo, in the administrative hub named “Cidade de Deus”, w/o No., Vila Yara, enrolled with CEP/CNPJ under No. 60.746.948-55 (“Settling Bank” and “Bookkeeping Agent”, as the case may be), whose definitions include any other institution that may replace the Settling Bank and Bookkeeping Agent in providing the services related to the Debentures.

4. CHARACTERISTICS OF THE DEBENTURES

4.1 Placement and Distribution Plan

4.1.1 The Debentures shall be subject to a Restricted Offering exclusively addressed to Professional Investors (as defined below), in compliance with the distribution plan previously agreed upon between the Issuer and the lead brokerage institution of the Restricted Offering (“Lead Arranger”) and other financial institutions included in the securities system distribution (together with the Lead Arranger, “Arrangers”). The Arrangers shall arrange the placement of all the Debentures in a firm commitment subscription regime.

4.1.1.1 “Professional Investors” are considered those investors referred to in article 9-A of CVM Instruction 539. Provided that investment funds and securities portfolios administrated the decisions of which are made by the same manager shall be considered as a single investor, for the purposes of the limits provided for in the Placement Plan (as defined below).

In compliance with the applicable regulation, the Arrangers shall arrange for the placement of the Debentures exclusively before the Professional Investors, in compliance with the procedures described in CVM Instruction 476 (“Placement Plan”), in accordance with the following terms:

(i)	the search for Professional Investors through stores, offices or establishments open to the public, or by using public communication services, such as the press, radio, television and publicly open pages on the internet shall not be allowed;

(ii)	the Arrangers shall only be allowed to search for at most seventy-five (75) Professional Investors; and

(iii)	the Debentures may only be acquired by at most fifty (50) Professional Investors, under CVM Instruction 476.

4.1.3 The placement of the Debentures shall be performed according to the B3 procedures and the distribution plan described in this Clause Four.

4.1.4 When subscribing and paying the Debentures, each Professional Investor interested in the subscription of the Debentures shall do so by delivering to the Arrangers a letter duly signed, in term and conditions acceptable to the Arrangers, stating to be aware of and to agree, among other things, that: (i) the information received is sufficient for their decision-making regarding the Restricted Offering; (ii) the Restricted Offering has not been registered before CVM; and (iii) the Debentures are subject to the trading restrictions set forth in the applicable regulation and in this Indenture, they may only be traded in the regulated markets ninety (90) days after subscription or acquisition by the professional investor, in observance of the additional obligations of the Issuer, under CVM Instruction 476.

4.1.5 If the Restricted Offering is cancelled or revoked, all acts of acceptance shall be cancelled and the Arrangers, together with the Issuer, shall notify the Professional Investors of the cancellation of the Restricted Offering until the business day prior to the First Subscription and Payment Date (as defined below).

4.2 Issue Date of the Debentures

4.2.1 For all legal purposes, the date of issue of the Debentures shall be August 20, 2019 (“Issue Date”).

4.3 Debentures’ Unit Par Value

4.3.1 The unit par value of the Debentures, on the Issue Date, shall be then thousand Reais (BRL 10,000.00) (“Unit Par Value”).

4.4 Convertibility, Form and Evidence of Ownership of the Debentures

4.4.1 The Debentures shall be issued in registered, book-entry form, without issuance of certificates or provisory certificates and shall not be convertible into shares issued by the Issuer.

4.4.2 Certificates representing the Debentures shall not be issued, under article 63, paragraph 2 of the Brazilian Corporation Law. For all legal purposes and effects, the ownership of the Debentures shall be evidenced by the statement issued by the Bookkeeping Agent. Additionally, a statement in the name of the holders of Debentures issued by B3 shall be recognized as proof of ownership for the Debentures held in electronic custody by B3.

4.5 Species

4.5.1 The Debentures shall be unsecured, with additional personal guarantee, under article 58 of the Brazilian Corporation Law.

4.6 Subscription Price and Form of Payment

4.6.1 The payment of the Debentures in the primary market will be carried out in accordance with the procedures adopted by B3, in cash, in national currency, upon subscription, admitting one or more subscriptions and payments, and may be placed at a premium or discount, to be defined, if applicable, upon subscription, provided that they are applied on equal terms to all investors of a same series on each subscription and payment date. On the date of the first subscription and payment of the respective series (“First Subscription and Payment Date”), the Debentures will be paid in at their Unit Par Value. The remaining payments of the Debentures will be made at the Unit Par Value plus the respective Compensation calculated pro rata temporis from the First Subscription and Payment Date of the respective series, until the respective subscription and payment date. All the subscriptions and payments shall be made within the distribution period under articles 7-A and 8 of CVM Instruction 476.

4.7 Term and Maturity Dates

4.7.1 The First Series Debentures shall be effective for one (1) year counted as of the Issue Date, maturing, therefore, on August 20, 2020 (“First Series Debentures’ Maturity Date”), except for the hypothesis of Optional Early Redemption of all the Debentures, Mandatory Early Redemption, Early Redemption Offering with the subsequent cancellation of all the Debentures and the Early Maturity Hypothesis, as defined below.

4.7.2 The Second Series Debentures shall be effective for two (2) years counted as of the Issue Date, maturing, therefore, on August 20, 2021 (“Second Series Debentures’ Maturity Date”), except for the hypothesis of Optional Early Redemption of all the Debentures, Mandatory Early Redemption, Early Redemption Offering with the subsequent cancellation of all the Debentures and the Early Maturity Hypothesis, as defined below.

4.7.3 The Third Series Debentures shall be effective for three (3) years counted as of the Issue Date, maturing, therefore, on August 20, 2022 (“Third Series Debentures’ Maturity Date”), except for the hypothesis of Optional Early Redemption of all, Mandatory Early Redemption, Early Redemption Offering with the subsequent cancellation of all the Debentures and the Early Maturity Hypothesis, as defined below.

4.7.4 The Fourth Series Debentures shall be effective for four (4) years counted as of the Issue Date, maturing, therefore, on August 20, 2023 (“Fourth Series Debentures’ Maturity Date” and, together with the First Series Debentures’ Maturity Date, Second Series Debentures’ Maturity Date and Third Series Debentures’ Maturity Date, the “Maturity Dates”), except for the hypothesis of Optional Early Redemption of all, Mandatory Early Redemption, Early Redemption Offering with the subsequent cancellation of all the Debentures and the Early Maturity Hypothesis, as defined below.

4.8 Personal Guarantee

4.8.1 In order to ensure the faithful, timely and full compliance with its main and ancillary, present and/or future pecuniary obligations, related to the Debentures, assumed in this Indenture, including, but not limited to, the Unit Par Value of the Debentures, the Compensation and other ordinary and/or late payment charges, penalties, costs, expenses and other contractual and legal charges described herein, fines, taxes, indemnities, fees owed to the Trustee and the expenses provenly incurred by the Trustee or Debenture holders as a result of lawsuits, proceedings and/or other judicial or extrajudicial actions required to safeguard its rights and prerogatives resulting from the Indenture (“Secured Obligations”), the Guarantor irrevocably and irreparably undertakes to, as co-obligor and joint and several debtor, providing a surety in favor of the Debenture holders, represented by the Trustee, being bound, as well as its successors at any title, as guarantor, principal payer, co-obligor and joint and several debtor with the Issuer, by all values due under this Indenture, until full discharge of the Secured Value (as defined below) (“Surety”). Notwithstanding the joint and several aspect of the personal guarantee provided by the Guarantor, it is agreed upon that the Debenture holders shall only require the enforcement of the guarantee by the Guarantor in the event of default of the Issuer, in accordance with the provision of article 397 of the Civil Code.

4.8.2 The Guarantor hereby irrevocably and irreparably states to be guarantor, principal payer, co-obligor of, and joint and severally liable for, any and all obligation, whether principal and/or ancillary, present and/or future, including the payment of the Unit Par Value, Compensation and, if applicable, the Late Payment Charges, expenses, costs, fees and other expected contractual and legal charges, indemnities of any kind and other amounts due by the Issuer under this Indenture and/or under any amendments hereof, as well as any costs required and provenly incurred by the Trustee or by the Debenture holders, including as a result from lawsuits, proceedings and other judicial and extrajudicial actions required to safeguard the rights and prerogatives related to this Indenture (“Secured Value”). Moreover, the Guarantor represents that it is legally capable and is able to provide the Surety as established in this Indenture.

4.8.3 Once the default of the Issuer is verified under the Article 397 of the Civil Code, the Secured Value shall be paid by the Guarantor within five (5) Business Days after receipt of a written notice from the Trustee to the Guarantor, informing the Issuer’s default, notice which shall be accompanied, where applicable, of receipts of the incurred expenses. Such notice shall be issued by the Trustee on the Business Day after becoming aware of the default in payment by the Issuer of any amount due in relation to the Debentures on the payment date defined in the Indenture, respecting any grace periods. The payment shall be made outside the scope of B3, and in accordance with the instructions received from the Trustee.

4.8.4 The Guarantor expressly waives any and all order benefit, as well as disclaimer rights and powers, including those provided for in articles 333, sole paragraph, 364, 366, 368, 827, 834, 837, 838 and 839 of the Civil Code and articles 130, subitem I, and 794 of Law No. 13,105, dated March 16, 2015, as amended (“Code of Civil Procedure”).

4.8.5 No opposition of the Issuer may further be accepted or invoked by the Guarantor with the purpose of being exempted from fulfillment of its obligations before the Debenture holders.

4.8.6 The Guarantor shall be subrogated under the Debenture holders’ rights, if it partially or fully enforces the Surety object hereof, until the threshold of the debt installment effectively honored, being certain that the Guarantor undertakes to only demand such amounts from the Issuer after the Debenture holders have received in full the Secured Amount.

4.8.7 This Surety shall become effective on the Issue Date and shall remain valid in all its terms until the date of full discharge of the Secured Amount.

4.8.8 It is hereby agreed upon that the non-compliance by the Trustee of the terms for enforcement of the Surety in favor of the Debenture holders shall not lead to, in any event, loss of any right or power provided for herein, and the Surety may be judicially or extrajudicially foreclosed and demanded by the Trustee as many times as necessary until full settlement of the Secured Value, and for such, the Trustee must immediately notify the Issuer and the Guarantor.

4.8.9 The Guarantor hereby states to have read and agrees in full with the provisions of this Indenture, being aware of the Surety terms and conditions provided and of the Debentures.

4.8.10 The Guarantor may make the payment of the Secured Value regardless of the receipt of notice referred to in Clause 4.8.3 above, including during any grade period established in this Indenture.

4.8.11 In the documents made available by the Guarantor for property verification purposes thereof, it was not possible to verify if there are other personal guarantees provided in favor of third parties.

4.9 Scheduled Amortization

4.9.1 The balance of Unit Par Value of the First Series Debentures, as the case may be, shall be amortized in two (2) installments, the first one being due on December 26, 2019, and the last one on the First Series Debentures’ Maturity Date, as described in the table below, except for the hypothesis of Optional Early Redemption, Mandatory Early Redemption, Early Redemption Offering, Mandatory Extraordinary Amortization, Optional Amortization and the Early Maturity Hypothesis, as the case may be.

Installment	Amortization Date	Amortized Percentage of the balance of Unit Par Value
1ª	December 26, 2019	50.0000%
2ª	Maturity Date	100.0000%

4.9.2 The Unit Par Value or the balance of the unit par value of the Second Series Debentures, as the case may be, will be amortized in one (01) installment, due on the Second Series Debentures’ Maturity Date, subject to the hypothesis of Optional Early Redemption, Early Redemption Offering, Mandatory Extraordinary Amortization and Optional Amortization, as appropriate.

4.9.3 The Unit Par Value or the balance of the unit par value of the Third Series Debentures, as the case may be, will be amortized in one (01) installment, due on the Third Series Debentures’ Maturity Date, subject to the hypothesis of Optional Early Redemption, Early Redemption Offering, Mandatory Extraordinary Amortization and Optional Amortization, as appropriate.

4.9.4 The Unit Par Value or the balance of the unit par value of the Fourth Series Debentures, as the case may be, will be amortized in one (01) installment, due on the Fourth Series Debentures’ Maturity Date, subject to the hypothesis of Optional Early Redemption, Early Redemption Offering, Mandatory Extraordinary Amortization and Optional Amortization, as appropriate.

4.10.1 Compensation

4.10.1 The Unit Par Value or the Unit Par Value balance, as the case may be, of the First Series Debentures will not be subject to adjustment for inflation. As of the First Subscription and Payment Date, the Debentures shall be entitled to a compensation corresponding to one hundred percent (100%) of the cumulative change of average daily rates of DI - Interbank Deposits of one day, “over extra group”, base of two hundred and fifty-two (252) Business Days, calculated and disclosed daily by B3 S.A. – Brasil, Bolsa, Balcão, in the daily newsletter available on its website (http://www.b3.com.br) (“DI Rate”), exponentially added with a surcharge (spread) of one point sixty per cent (1.60%) per year, base of two hundred and fifty-two (252) Business Days, incident on the Unit Par Value, or on the balance of the Unit Par Value, as the case may be, and paid at the end of each Capitalization Period of the First Series Debentures, as defined in Clause 4.10.5 below, according to the formula indicated in Clause 4.10.1.5 below (“First Series Compensation”).

4.10.1.1 The First Series Compensation will be calculated exponentially and cumulatively, using the pro rata temporis criterion, per Business Days elapsed, from the immediately preceding First Subscription and Payment Date or First Series Compensation Payment Date (as defined below), immediately preceding, as the case may be, until the date of their effective payment, which must occur at the end of each Capitalization Period of the First Series Debentures.

4.10.1.2 The First Series Compensation will be paid in two (2) installments, and the first payment of the First Series Compensation shall be due on December 26, 2019, and the last one shall be due on the First Series Debentures’ Maturity Date, as per the table below (“First Series Compensation Payment Dates”):

Installment Number	First Series Compensation Payment Dates
1	December 26, 2019
2	First Series Debentures’ Maturity Date

4.10.1.3 If the First Series Compensation Payment Date is not a Business Day, the payment shall be made on the next subsequent Business Day.

4.10.1.4 Those who holds Debentures at the end of the Business Day immediately preceding each First Series Compensation Payment Date shall be entitled to the First Series Compensation.

4.10.1.5 The First Series Compensation shall be calculated according to the following formula:

J = VNb x (Interest Factor - 1)

where:

J: unit value of the First Series Compensation, accrued for the period, at the end of each capitalization period, calculated with eight (8) decimal places without rounding;

VNb: Unit Par Value, or balance of the Unit Par Value, of the First Series Debentures, as the case may be, informed/calculated with eight (8) decimal places without rounding;

Interest Factor: Interest factor composed of the fluctuation parameter plus spread calculated with nine (9) decimal places, with rounding, determined as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Output of DI Rates of the First Subscription and Payment Date of First Series Debentures, or the immediately preceding First Series Compensation Payment Date (included) until the date of calculation (excluded), calculated with eight (8) decimal places, with rounding, determined as follows:

DI Factor =

where:

k = number of DI Rates orders, going from one (1) to “n”;

n = total number of DI Rates, considered until the date of calculation, “n” being a whole number;

TDIk = DI rate, order k, expressed per day, calculated with eight (8) decimal places with rounding, calculated as follows:

where: k = 1, 2, ..., n

DIk = DI Rate, of k order, disclosed by B3 S.A. – Brasil, Bolsa, Balcão, used with two (2) decimal places;

dk = l

Spread Factor = Fixed interest surcharge, calculated with nine (9) decimal places, with rounding, determined according to the following formula:

SpreadFactor =

where:

Spread = 1.6000;

DP = Number of Business Days between the immediately preceding First Subscription and Payment Date of First Series Debentures or First Series Compensation Payment Date and the current date, “DP” being a whole number;

The DI Rate must be used considering an identical number of decimal places disclosed by the entity responsible for calculating them.

Observations:

(i)	The factor resulting from the expression (l + TDIk) is considered with sixteen (16) decimal places, without rounding;

(ii)	The output of daily factors (l + TDIk) is obtained, and at each daily factor accrued, the result is truncated with sixteen (16) decimal places, applying the next daily factor and so on, until the last one considered;

(iii)	Once the factors are accrued, the resulting factor “DI Factor ” is considered with eight (8) decimal places, with rounding; and

(iv)	The factor resulting from the expression (DIFactor x SpreadFactor) is considered with nine (9) decimal places, with rounding.

4.10.2 The Unit Par Value or the Unit Par Value balance, as the case may be, of the Second Series Debentures will not be subject to adjustment for inflation. As of the First Subscription and Payment Date, the Second Series Debentures shall be entitled to a compensation corresponding to one hundred percent (100%) of the cumulative change of the DI Rate exponentially exponentially added with a surcharge (spread) of one point seventy-four per cent (1.74%) per year, base of two hundred and fifty-two (252) Business Days, incident on the Unit Par Value, or on the balance of the Unit Par Value, as the case may be, and paid at the end of each Capitalization Period of the Second Series Debentures, as defined in Clause 4.10.5 below, according to the formula indicated in Clause 4.10.2.5 below (“Second Series Compensation”).

4.10.2.1 The Second Series Compensation will be calculated exponentially and cumulatively, using the pro rata temporis criterion, per Business Days elapsed, from the immediately preceding First Subscription and Payment Date or Second Series Compensation Payment Date (as defined below), immediately preceding, as the case may be, until the date of its effective payment, which must occur at the end of each Capitalization Period of the Second Series Debentures.

4.10.2.2 The Second Series Compensation shall be paid semiannually on the 20th of February and August of each year, as of the Issue Date, with the first payment of the Second Series Compensation being due on February 20, 2020, and the last one shall be due on the Second Series Debentures’ Maturity Date, as shown in the table below (“Second Series Compensation Payment Date”):

Installment Number	Second Series Compensation Payment Date
1	February 20, 2020
2	August 20, 2020
3	February 20, 2021
4	Maturity Date of the Second Series Debentures

4.10.2.3 If the Second Series Compensation Payment Date is not a Business Day, the payment shall be made on the next subsequent Business Day.

4.10.2.4 Those who holds Debentures at the end of the Business Day immediately preceding each Second Series Compensation Payment Date shall be entitled to the Second Series Compensation.

4.10.2.5 The Second Series Compensation shall be calculated according to the following formula:

J = VNb x (Interest Factor - 1)

where:

J: unit value of the Second Series Compensation, accrued for the period, at the end of each capitalization period, calculated with eight (8) decimal places without rounding;

VNb: Unit Par Value, or balance of the Unit Par Value, of the Second Series Debentures, as the case may be, informed/calculated with eight (8) decimal places without rounding;

Interest Factor: Interest factor composed of the fluctuation parameter plus spread calculated with nine (9) decimal places, with rounding, determined as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Output of DI Rates of the First Subscription and Payment Date of Second Series Debentures, or the immediately preceding Second Series Compensation Payment Date (included) until the date of calculation (excluded), calculated with eight (8) decimal places, with rounding, determined as follows:

DI Factor =

where:

k = number of DI Rates orders, going from one (1) to “n”;

n = total number of DI Rates, considered until the date of calculation, “n” being a whole number;

TDIk = DI rate, order k, expressed per day, calculated with eight (8) decimal places with rounding, calculated as follows:

where: k = 1, 2, ..., n

DIk = DI Rate, of k order, disclosed by B3 S.A. – Brasil, Bolsa, Balcão, used with two (2) decimal places;

dk = l

Spread Factor = Fixed interest surcharge, calculated with nine (9) decimal places, with rounding, determined according to the following formula:

SpreadFactor =

where:

Spread = 1.7400;

DP = Number of Business Days between the immediately preceding First Subscription and Payment Date of Second Series Debentures or Second Series Compensation Payment Date and the current date, “DP” being a whole number;

The DI Rate must be used considering an identical number of decimal places disclosed by the entity responsible for calculating them.

Observations:

(i)	The factor resulting from the expression (l + TDIk) is considered with sixteen (16) decimal places, without rounding;

(ii)	The output of daily factors (l + TDIk) is obtained, and at each daily factor accrued, the result is truncated with sixteen (16) decimal places, applying the next daily factor and so on, until the last one considered;

(iii)	Once the factors are accrued, the resulting factor “DI Factor ” is considered with eight (8) decimal places, with rounding; and

(iv)	The factor resulting from the expression (DIFactor x SpreadFactor) is considered with nine (9) decimal places, with rounding.

4.10.3 The Unit Par Value or the Unit Par Value balance, as the case may be, of the Third Series Debentures will not be subject to adjustment for inflation. As of the First Subscription and Payment Date, the Third Series Debentures shall be entitled to a compensation corresponding to one hundred percent (100%) of the cumulative change of the DI Rate exponentially added with a surcharge (spread) of one point ninety-five per cent (1.95%) per year, base of two hundred and fifty-two (252) Business Days, incident on the Unit Par Value, or on the balance of the Unit Par Value, as the case may be, and paid at the end of each Capitalization Period of the Third Series Debentures, as defined in Clause 4.10.5 below, according to the formula indicated in Clause 4.10.3.5 below (“Third Series Compensation”).

4.10.3.1 The Third Series Compensation will be calculated exponentially and cumulatively, using the pro rata temporis criterion, per Business Days elapsed, from the immediately preceding First Subscription and Payment Date or Third Series Compensation Payment Date (as defined below), immediately preceding, as the case may be, until the date of its effective payment, which must occur at the end of each Capitalization Period of the Third Series Debentures.

4.10.3.2 The Third Series Compensation shall be paid semiannually on the 20th of February and August of each year, as of the Issue Date, with the first payment of the Third Series Compensation being due on February 20, 2020, and the last one shall be due on the Third Series Debentures’ Maturity Date, as shown in table below (“Third Series Compensation Payment Dates”):

Installment Number	Third Series Compensation Payment Date
1	February 20, 2020
2	August 20, 2020
3	February 20, 2021
4	August 20, 2021
5	February 20, 2022
6	Third Series Debentures’ Maturity Date

4.10.3.3 If the Third Series Compensation Payment Date is not a Business Day, the payment shall be made on the next subsequent Business Day.

4.10.3.4 Those who holds Debentures at the end of the Business Day immediately preceding each Third Series Compensation Payment Date shall be entitled to the Third Series Compensation.

4.10.3.5 The Third Series Compensation shall be calculated according to the following formula:

J = VNb x (Interest Factor - 1)

where:

J: unit value of the Third Series Compensation, accrued for the period, at the end of each capitalization period, calculated with eight (8) decimal places without rounding;

VNb: Unit Par Value, or balance of the Unit Par Value, of the Third Series Debentures, as the case may be, informed/calculated with eight (8) decimal places without rounding;

Interest Factor: Interest factor composed of the fluctuation parameter plus spread calculated with nine (9) decimal places, with rounding, determined as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Output of DI Rates of the First Subscription and Payment Date of Third Series Debentures, or the immediately preceding Third Series Compensation Payment Date (included) until the date of calculation (excluded), calculated with eight (8) decimal places, with rounding, determined as follows:

DI Factor =

where:

k = number of DI Rates orders, going from one (1) to“n”

n = total number of DI Rates, considered until the date of calculation, “n” being a whole number;

TDIk = DI rate, order k, expressed per day, calculated with eight (8) decimal places with rounding, calculated as follows:

where: k = 1, 2, ..., n

DIk = DI Rate, of k order, disclosed by B3 S.A. – Brasil, Bolsa, Balcão, used with two (2) decimal places;

dk = l

Spread Factor = Fixed interest surcharge, calculated with nine (9) decimal places, with rounding, determined according to the following formula:

SpreadFactor =

where:

Spread = 1.9500;

DP = Number of Business Days between the immediately preceding First Subscription and Payment Date of Third Series Debentures or Third Series Compensation Payment Date and the current date, “DP” being a whole number.

The DI Rate must be used considering an identical number of decimal places disclosed by the entity responsible for calculating them.

Observations:

(v)	The factor resulting from the expression (1 + TDIk) is considered with sixteen (16) decimal places, without rounding;

(vi)	The output of daily factors (1 + TDIk) is obtained, and at each daily factor accrued, the result is truncated with sixteen (16) decimal places, applying the next daily factor and so on, until the last one considered;

(vii)	Once the factors are accrued, the resulting factor “DI Factor” is considered with eight (8) decimal places, with rounding;

(viii)	The factor resulting from the expression (DIFactor x SpreadFactor) is considered with sixteen (9) decimal places, with rounding.

4.10.4 The Unit Par Value or the Unit Par Value balance, as the case may be, of the Fourth Series Debentures will not be subject to adjustment for inflation. As of the First Subscription and Payment Date, the Fourth Series Debentures shall be entitled to a compensation corresponding to one hundred percent (100%) of the cumulative change of the DI Rate exponentially added with a surcharge (spread) of two point twenty per cent (2.20%) per year, base of two hundred and fifty-two (252) Business Days, incident on the Unit Par Value, or on the balance of the Unit Par Value, as the case may be, and paid at the end of each Capitalization Period of the Fourth Series Debentures, as defined in Clause 4.10.5 below, according to the formula indicated in Clause 4.10.4.5 below (“Fourth Series Compensation” and, together with the First Series Compensation, the Second Series Compensation and the Third Series Compensation, the “Compensations”).

4.10.4.1 The Fourth Series Compensation will be calculated exponentially and cumulatively, using the pro rata temporis criterion, per Business Days elapsed, from the immediately preceding First Subscription and Payment Date or Fourth Series Compensation Payment Date (as defined below), immediately preceding, as the case may be, until the date of its effective payment, which must occur at the end of each Capitalization Period of the Fourth Series Debentures.

4.10.4.2 The Fourth Series Compensation shall be paid semiannually on the 20th of February and August of each year, as of the Issue Date, with the first payment of the Fourth Series Compensation being due on February 20, 2020, and the last one shall be due on the Fourth Series Debentures’ Maturity Date, as shown in table below (“Fourth Series Compensation Payment Dates” and, together with the First Series Compensation Payment Dates, Second Series Compensation Payment Dates and Third Series Compensation Payment Dates, the “Compensation Payment Dates”):

Installment Number	Fourth Series Compensation Payment Dates
1	February 20, 2020
2	August 20, 2020
3	February 20, 2021
4	August 20, 2021
5	February 20, 2022
6	August 20, 2022
7	February 20, 2023
8	Third Series Debentures’ Maturity Date

4.10.3.3 If the Fourth Series Compensation Payment Date is not a Business Day, the payment shall be made on the next subsequent Business Day.

4.10.3.4 Those who holds Debentures at the end of the Business Day immediately preceding each Fourth Series Compensation Payment Date shall be entitled to the Fourth Series Compensation.

4.10.3.5 The Fourth Series Compensation shall be calculated according to the following formula:

J = VNb x (Interest Factor - 1)

where:

J: unit value of the Fourth Series Compensation, accrued for the period, at the end of each capitalization period, calculated with eight (8) decimal places without rounding;

VNb: Unit Par Value, or balance of the Unit Par Value, of the Fourth Series Debentures, as the case may be, informed/calculated with eight (8) decimal places, without rounding;

Interest Factor: Interest factor composed of the fluctuation parameter plus spread calculated with nine (9) decimal places, with rounding, determined as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Output of DI Rates of the First Subscription and Payment Date of Fourth Series Debentures, or the immediately preceding Fourth Series Compensation Payment Date (included) until the date of calculation (excluded), calculated with eight (8) decimal places, with rounding, determined as follows:

DI Factor =

where:

k = number of DI Rates orders, going from one (1) to “n”;

n = total number of DI Rates, considered until the date of calculation, “n” being a whole number;

TDIk = DI rate, order k, expressed per day, calculated with eight (8) decimal places with rounding, calculated as follows:

where: k = 1, 2, ..., n

DIk = DI Rate, of k order, disclosed by B3 S.A. – Brasil, Bolsa, Balcão, used with two (2) decimal places;

dk = l

Spread Factor = Fixed interest surcharge, calculated with nine (9) decimal places, with rounding, determined according to the following formula:

SpreadFactor =

where:

Spread = 2.2000;

DP = Number of Business Days between the immediately preceding First Subscription and Payment Date of Fourth Series Debentures or Fourth Series Compensation Payment Date and the current date, “DP” being a whole number;

The DI Rate must be used considering an identical number of decimal places disclosed by the entity responsible for calculating them.

Observations:

(ix)	The factor resulting from the expression (l + TDIk) is considered with sixteen (16) decimal places, without rounding;

(x)	The output of daily factors (1 + TDIk) is obtained, and at each daily factor accrued, the is truncated with sixteen (16) decimal places, applying the next daily factor and so on, until the last one considered;

(xi)	Once the factors are accrued, the resulting factor “DI Factor” is considered with eight (8) decimal places, with rounding; and

(xii)	The factor resulting from the expression (DIFactor x SpreadFactor) is considered with sixteen (9) decimal places, with rounding.

4.10.5 For purposes of calculating the Compensation, “Capitalization Period” is defined as the period of time starting on the First Subscription and Payment Date (included), regarding the first Capitalization Period, or on the respective immediately preceding Compensation Payment Date (included), regarding the other Capitalization Periods, and ending on the date of the next payment of the respective Compensation corresponding to the period (included). Each Capitalization Period of the respective series succeeds the preceding one without interruption.

4.10.6 If the DI Rate is not available when determining the Compensation applicable to the Debentures of any of the series, in its place, the last DI Rate applicable that is available on that date shall apply, and no financial set offs shall be due, either by the Issuer or the respective Debenture holders, when the available DI Rate is disclosed.

4.10.7 In the absence of determination and/or disclosure of the DI Rate for more than ten (10) Business Days counted as of the expected date for determination and/or disclosure or further, in the event of termination or unenforceability of the DI Rate by legal provision or court order, the Trustee shall call a general meeting of Debenture holders within two (2) Business Days as of the end of the non-disclosure period, or after termination or unenforceability of the DI Rate by legal provision or court order(in the form and terms stipulated in article 124 of the Brazilian Corporation Law and in this Indenture) (“General Meeting of Debenture holders”), so that the Debenture holders may resolve, in mutual agreement with the Issuer, on the new compensation parameter to be applied (“Replacement Rate”). Until the resolution of the Replacement Rate, the last DI Rate disclosed shall be used in determining the DI Factor, and no financial set off shall be due between the Issuer and the respective Debenture holders, if a payment of Compensation had occurred until the date of resolution of the Replacement Rate.

4.10.7.1 In the event of not holding a General Meeting of Debenture Holders provided in Clause 4.10.7 above or, if held, there is no agreement on the Replacement Rate between the Issuer and the respective Debenture Holders representing at least seventy-five per cent (75%) of the respective outstanding Debentures, including, if for lack of obtaining a quorum for resolution, the Issuer must early redeem all the respective Debentures, within ten (10) days as of the date of closing of the respective General Meeting of Debenture Holders (or if not held in first and second call, on the date on which it should have been held) or on the Maturity Date of the respective series, whichever comes first, or within other term that may be established in said meeting, by its respective Unit Par Value or the balance of Unit Par Value, as the case may be, plus the respective Compensation owed until the effective redemption date, calculated pro rata temporis, from the respective First Subscription and Payment Date, or the respective immediately preceding Compensation Payment Date.

4.10.8 The Debentures early redeemed under the foregoing clause shall be cancelled by the Issuer. In this event, for calculation of the Compensation of the Debentures to be redeemed, for each day of the period in which the absence of rates occurs, the last DI Rate officially disclosed shall be used.

4.10.9 If the DI Rate is disclosed again before the General Meeting of Debenture Holders referred to in Clause 4.10.7 above is held and there is no legal provision or court order expressly prohibiting its use, said meeting will no longer be held, and the DI Rate or the legal substitute for the DI Rate, as the case may be, from the date of its disclosure, it will be used for the Compensation calculation.

4.11 Scheduled Renegotiation

4.11.1 The Debentures will not be subject to scheduled renegotiation.

4.12 Early Maturity

4.12.1 The Trustee shall consider the early maturity of all obligations related to the Debentures and demand, upon written notice, the immediate payment by the Issuer of the respective Unit Par Value or balance of the Unit Par Value, as the case may be, plus the applicable Compensation, calculated on a pro rata temporis basis, as provided in Clause 4.10 above, as of the First Subscription and Payment Date, or of the respective Compensation Payment Date immediately preceding, until the date of its effective payment, regardless of any notice, judicial or extrajudicial notification to the Issuer, in the occurrence of any of the following events (“Automatic Early Maturity Events”):

(i)	occurrence of (a) liquidation or dissolution of the Issuer, Guarantor and/or Éxito (b) voluntary bankruptcy or bankruptcy petition not resolved within the legal term, adjudication of bankruptcy or any similar proceeding in the competent jurisdiction of each company (Éxito) that may be created by law, of the Issuer, Guarantor and/or its controlled and affiliated companies, directly or indirectly (“Affiliates”) and, (c) any event similar to the previous ones that characterizes or may characterize the Issuer’s, Guarantors’ and/or its Affiliates’ insolvency status;

(ii)	proposal by the Issuer, Guarantor and/or its Affiliates and/or Éxito of an extrajudicial reorganization plan to any creditor or class of creditors, or any similar proceeding in the competent jurisdiction of each company (Éxito), regardless of having been requested or obtained judicial approval of said plan, or yet, entry by the Issuer, Guarantor and/or its Affiliates and/or Éxito in court of a request for judicial reorganization or equivalent proceeding in the competent jurisdiction of each company (Éxito), regardless of granting of the reorganization processing or its granting by the competent judge;

(iii)	default by the Issuer and/or Guarantor, of any pecuniary obligation set forth in this Indenture, not remedied within one (1) Business Day from the date of the respective non-compliance;

(iv)	default of any financial debt of the Issuer, Guarantor and/or any of its controlled companies, and for purposes hereof, the definition of control contained in article 116 or the Brazilian Corporation Law is used (“Controlled Companies”), in unit or aggregate value, equal or higher than sixty million reais (BRL 60,000,000.00), or equivalent value in other currencies, respecting its respective cure term, or in case there is no such default, if such default is not remedied within five (5) Business Days counted from the default;

(v)	statement of early maturity of any debt and/or obligation of the Issuer, Guarantor or of any of its Controlled Companies in unit or aggregate value, equal or higher than sixty million reais (BRL 60,000,000.00), or equivalent value in other currencies;

(vi)	spin off, consolidation or merger of the Issuer and/or Guarantor by another company, without prior and express authorization of the Debenture holders, observing the resolution quorum established in this Indenture, except if the spin off, consolidation or merger meets the requirements provided for in article 231, paragraph 1 of the Brazilian Corporation Law;

(vii)	conversion of the corporate type of the Issuer and/or Guarantor in accordance with articles 220 to 222 of the Brazilian Corporation Law;

(viii)	assignment, sale, disposal of, spin off, transfer at no cost or for valuable consideration, of the Issuer’s assets, including shares or quotas of controlled Companies, with value higher than the equivalent to twenty per cent (20%), whether individually or in the aggregate, of the Issuer’s owners’ equity, according to the last quarterly audited financial statement disclosed, except: (a) by sale, disposal, spin-off, transfer and/or the promise of transfer of assets of the Issuer and/or Guarantor, including shares or quotas of controlled companies, to any controlled provided that it is or becomes (before the event) additional guarantor of the transaction, (b) with the prior written consent of the Debenture Holders, or (c) if the net proceeds obtained from said event are fully used for redemption and/or amortization of Debentures, also pursuant to Clause 4.18;

(ix)	redemption, repurchase, amortization or bonus of shares, payment of dividends, including dividends as advance, earnings as interest on the stockholders’ equity, the realization of any other payments by the Issuer and/or Guarantor to its shareholders, in case the Issuer and/or Guarantor are in arrears with any of their pecuniary obligations established herein, except, however, the payment of the minimum mandatory dividend provided in article 202 of the Brazilian Corporation Law;

(x)	distribution of dividends and/or payment of interests on own capital (“JCP”) assigned as dividends by the Guarantor, above the minimum mandatory provided in article 202 of the Brazilian Corporation Law, except (a) if there is a prior and express authorization of the Debenture holders; or (b) in case of JCP assigned as dividends, if there is a distribution of net profit of the respective fiscal year in a percentage of up to twenty-six per cent (26%), due to the variation of the Withholding Income Tax (IRRF) rates applicable to the shareholders, under the legislation in force”

(xi)	if the Issuer and/or Guarantor transfer or in any way assign or promise to assign to third parties the rights and obligations assumed under this Indenture;

(xii)	judicial inquiry, by the Issuer, Guarantor and/or any of its Controlled Companies and/or parent companies, and for purposes of this clause, the definition of control contained in article 116 or the Brazilian Corporation Law, in this Indenture and/or Surety is used; and

(xiii)	reduction of the Issuer’s and/or Guarantor’s capital, after the execution date of this Indenture, without the prior consent of the holders of the Debentures, as provided in article 174, paragraph 3 of the Brazilian Corporation Law.

4.12.2 The occurrence of any of the events described above shall be promptly communicated by the Issuer to the Trustee, within up to two (2) Business Days. The non-compliance by the Issuer of the obligation set forth in this Clause 4.12.2 will not prevent the Trustee or the holders of the Debentures from, at its discretion, exercising its powers and claims set forth in this Indenture and in the other documents of the Issue, including the right to consider and/or state early maturity of the Debentures, as applicable, in accordance with this Clause Four.

4.12.3 The Trustee shall call, upon becoming aware of the occurrence of any of the Events of Non-Automatic Early Maturity (as defined below), within two (2) Business Days from the date on which it becomes aware of the occurrence of the respective event, the General Meeting of Debenture Holders in accordance with Clause 7 below, to resolve on the possible non-declaration of the Debentures early maturity (each of these events, “Events of Non-Automatic Early Maturity” and, together with the Events of Automatic Early Maturity, “Events of Early Maturity”):

(i)	protests of titles against the Issuer, against Guarantor and/or any Controlled Company, with the exception of Éxito, except those provenly made by error or bad faith of third parties, provided that validly evidenced by the Issuer and/or Guarantor within five (5) Business Days as of the notice of such process, for whose payment the Issuer, Guarantor and/or any Controlled Company, with the exception of Éxito being responsible, whose value, individually or jointly, is higher than sixty million reais (BRL 60,000,000.00), unless, within fifteen (15) Business Days as from the notice of said protest, it is validly proved by the Issuer, Guarantor and/or any Controlled Company that (a) the protest was cancelled, stopped or suspended, or (b) guarantees were given in court in an amount at least equivalent to the protested amount;

(ii)	default by the Issuer and/or Guarantor of any non-pecuniary obligation set forth in this Indenture, not remedied within five (5) Business Days from the date of the default, and the term provided in this item does not apply to the obligations for which a specific grace period has been established;

(iii)	non-fulfillment of the obligation of allocating the funds raised by means of the Debentures as established in Clause 3.6 of this Indenture;

(iv)	prove to be false or reveal to be incorrect, inconsistent, insufficient or misleading any of the representations or warranties provided by the Issuer and/or Guarantor in this Indenture and/or in any document related to the Debentures and/or to the Issue, provided that the said inaccuracy, inconsistency or insufficiency is not remedied by the Issuer and/or Guarantor within five (5) Business Days counted as of the notice in writing, forwarded by the Trustee to the Issuer and/or Guarantor in this regard, and the said cure term does not apply for representations or warranties that prove to be false or misleading;

(v)	non-compliance with any court decision that became final and unappealable or final arbitration decision of adverse nature against the Issuer and/or against Guarantor, in unit or aggregate value higher than sixty million reais (BRL 60,000,000.00), or equivalent amount in other currencies, in the period set forth in the decision or, if a period is not provided in the decision, within up to ten (10) Business Days counted as of the date on which the Issuer and/or Guarantor is formally notified of the decision;

(vi)	merger of shares/or transfer of controlling interest of the Issuer and/or Guarantor, in accordance with the wording set forth in article 116 of the Brazilian Corporation Law, unless the Casino remains as direct or indirect controller of the Issuer and/or Guarantor, individually or through a controlling block;

(vii)	change in the Issuer’s and/or Guarantor’s corporate purpose, as described in item 3.1 above, which implies a change in the Issuer’s and/or Guarantor’s main activity or includes activity which implies a change in the Issuer’s main activity;

(viii)	no maintenance by the Guarantor, while there are outstanding Debentures of the following financial indexes and limits (“Financial Indexes and Limits”), which shall be assessed quarterly by the Guarantor, based on the twelve (12) months prior to the respective assessment date, based on the consolidated quarterly financial statements and information of the Guarantor, and followed by the Trustee within ten (10) Business Days counted as of the date of the presentation of the necessary documents by the Guarantor to the Trustee, and the first assessment will be made based on the Guarantor’s consolidated financial statements for the quarter ended on September 30, 2019:

(a)	Consolidated Net Debt not exceeding the Owners’ Equity; and

(b)	Ratio between Consolidated Net Debt and Consolidated EBITDA, less than or equal to three point twenty-five (3.25);

(ix)	in the event of an increase in the Guarantor’s Consolidated Gross Debt, except when the destination of the funds obtained from the said increase is: (a) operational and/or working capital needs, (b) productive/operational investments, or (c) debt refinancing, in which case the use of such resources in the acquisition of other companies is prohibited in any case;

(x)	carrying out financial transactions and/or other transactions and/or entering into any agreements with related parties not directly or indirectly controlled by the Guarantor, not essential to the Guarantor’s operation, or providing guarantees in favor or benefit of its direct or indirect controllers, except the agreements and/or guarantees in effect on the OPA settlement date; and if such transactions occur with the prior and express authorization of Debenture Holders;

(xi)	occurrence of (a) liquidation or dissolution of Casino and/or Cnova N.V., a company duly organized in accordance with the laws of the Netherlands, with registered office at Strawinskylaan 3051, 1077 ZX, Amsterdam, Netherlands (“Cnova”), (b) voluntary bankruptcy or bankruptcy petition not resolved within the legal term, adjudication of bankruptcy or any similar proceeding in the competent jurisdiction of each company (Casino and Cnova) that may be created by law, Casino and/or Cnova;

(xii)	proposal by Casino and/or Cnova of an extrajudicial reorganization plan to any creditor or class of creditors, or any similar proceeding in the competent jurisdiction of each company (Casino and Cnova), regardless of having been requested or obtained judicial approval of said plan, or yet, entry by Casino and/or Cnova in court of a request for judicial reorganization, regardless of granting of the reorganization processing or its concession by the competent judge;

(xiii)	judicial decision, arising from questioning the Indenture and/or Surety by any person not mentioned in item (xii) of Clause 4.12. 1 above, whose effects are not suspended within up to twenty (20) Business Days counted from the date in that the Issuer and/or Guarantor become aware of the said judicial decision;

(xiv)	constitution of any Lien (defined as mortgage, pledge, chattel mortgage, fiduciary assignment, usufruct, trust, charge, encumbrance or burden, seizure, sequestration or attachment, judicial or extrajudicial, voluntary or involuntary, or other act that has a practical effect similar to any of the expressions above, in unit or aggregate value, equal to or higher than sixty million reais (BRL 60,000,000.00), or equivalent value in other currencies (“Lien”) on asset(s) and/or revenue, actual and/or future, of the Issuer and/or Guarantor, including, but not limited to, shares or quotas of its subsidiaries, except: (a) for Lien existing on the Issue Date; (b) for Liens created as a result of renewals or substitutions or renegotiations, total or partial, of debts existing on the Issue Date, provided that the Lien is constituted exclusively on the asset that already guaranteed the renewed, substituted or renegotiated debt on the Issue Date; or (c) for Liens existing on any asset of any company at the time that such company is incorporated by the Issuer and which was not created due to or in anticipation of that event; and

(xv)	default, as determined in a judicial decision, by the Issuer, Guarantor and/or its Controlled Companies, as well as by its employees and their respective officers and members of the board of directors, as applicable, of Law No. 12,846, of August 1, 2013, as amended, Decree No. 8,420, of March 18, 2015, the UK Bribery Act 2010, as amended, and the US Foreign Corrupt Practices Act of 1977, as amended, and other applicable rules that deal with acts of corruption and acts that are harmful to government (“Anticorruption Laws”).

4.12.3.1 For the purposes of the Clause 4.12.3 above, the following definitions shall apply: (i) “Consolidated Net Debt” means the total debt of the Guarantor (short and long term loans and financing, including debentures and promissory notes), subtracted from cash availabilities and accounts receivable, with a discount of one point five percent (1.5%), arising from sales with credit cards, food vouchers and multi-benefits; and (ii) “Consolidated EBITDA”, the gross profit, less operating expenses, excluding depreciation and amortization, plus other recurring operating income and excluding general administrative and sales expenses over the last four (4) quarters covered by the most recent consolidated financial statements available from the Issuer, prepared in accordance with accounting principles generally accepted in Brazil; and (iii) “Consolidated Gross Debt” the total debt of the Guarantor (short and long-term loans and financing, including debentures and promissory notes), and the indicators described above will be verified based on the financial statements and consolidated information of the Guarantor.

4. 12.4 The non-statement of the early maturity of the Debentures must be resolved by Debenture Holders who represent at least ninety percent (90%) of the outstanding Debentures.

4.12.4.1 Should the General Meeting of Debenture Holders referred to in Clause 4.12.4 above not be held due to lack of a quorum, at the first and second call, or there is not enough quorum to not declare the early maturity, the Trustee should also consider in advance all obligations arising from the Debentures and demand immediate payment of the respective Unit Par Value or balance of the Unit Par Value, as the case may be, plus Compensation and other charges due up to the date of actual payment.

4.12.5 In the event of early maturity of the Debentures by the Trustee, the Issuer undertakes to pay the respective Unit Par Value or balance of the Unit Par Value, as the case may be, plus the Compensation, calculated on a pro rata temporis basis as of the First Subscription and Payment Date, or as of the immediately preceding respective Compensation Payment Date, until the respective Maturity Date, as well as any other amounts eventually due by the Issuer under this Indenture.

4.12.5.1 The payment of the amounts referred to in the previous Clause, as well as any other amounts eventually due by the Issuer under this Indenture, shall be performed in up to one (1) Business Day as of the written communication to be sent by the Trustee to the Issuer, in accordance with Clause Nine of this Indenture, outside the scope of B3, under penalty of the Issuer in not doing so, being obliged yet, to the payment of the late payment charges set forth in Clause 4.18 below.

4.12.5.2 B3 shall be communicated immediately after the statement of the early maturity, in accordance with the other terms and conditions of the transactions’ manual.

4.13 Optional Early Redemption

4.13.1 The Debentures may be redeemed at any time from the Issue Date, at the Issuer’s discretion, through delivery of communication to all the Debenture Holders, with a copy to the Trustee, or publication of a communication to the Debenture Holders ten (10) Business Days in advance of the event date (“Optional Early Redemption”), informing: (i) the date on which the Optional Early Redemption shall be made; and (ii) any other information relevant to the Debenture Holders.

4.13.1.1 In the event of Optional Early Redemption, payment of the respective Unit Par Value or balance of the Unit Par Value will be made, as the case may be, plus the respective Compensation, calculated pro rata temporis from the respective First Subscription and Payment Date or the respective last Compensation Payment Date, as the case may be, up to the date of the Optional Early Redemption, as well as a fine and default interest, if any.

4.13.2 B3 shall be communicated by the Issuer, together with the Trustee, about the realization of the Early Redemption of the Debentures with at least three (3) Business Days in advance of the stipulated date for its realization.

4.13.3 The partial Optional Early Redemption of the Debentures shall not be allowed.

4.13.4 Payment of the Debentures subject to Optional Early Redemption will be made (i) through the procedures adopted by B3 for the Debentures held in custody electronically at B3, and/or (ii) by deposit in current accounts indicated by the holders of the Debentures, to be made by the Settling Bank and Bookkeeping Agent, in the case of Debentures not held in custody electronically at B3.

4.14 Mandatory Early Redemption

4.14.1 In the event of the OPA non-liquidation within up to one hundred and fifty (150) days from the First Subscription and Payment Date, the Issuer must mandatorily redeem in advance all Debentures within a maximum of up to one hundred and eighty (180) days from the First Subscription and Payment Date, without the payment of a premium to the Debentures Holders (“Mandatory Early Redemption”).

4.14.1.1 In the event of Mandatory Early Redemption, payment of its respective Unit Par Value or the respective balance of the Unit Par Value will be made, as the case may be, plus the respective Compensation, calculated pro rata temporis from the respective First Subscription and Payment Date or the respective last Compensation Payment Date, as the case may be, up to the date of the Mandatory Early Redemption, as well as a fine and default interest, if any.

4.14.2 B3 shall be communicated by the Issuer, together with the Trustee, about the realization of the Mandatory Early Redemption of the Debentures with at least three (3) Business Days in advance of the stipulated date for its realization.

4.14.3 No partial Mandatory Early Redemption of the Debentures will be allowed.

4.14.4 Payment of the Debentures subject to Mandatory Early Redemption will be made (i) through the procedures adopted by B3 for the Debentures held in custody electronically at B3, and/or (ii) by deposit in current accounts indicated by the holders of the Debentures, to be made by the Settling Bank and Bookkeeping Agent, in the case of Debentures not held in custody electronically at B3.

4.15 Extraordinary Optional Amortization

4.15.1 The Issuer may, at any time as of the Issue Date, pursuant to the terms and conditions established herein, at its sole discretion and regardless of the will of the Debentures Holders, perform optional amortization of the Unit Par Value or the balance of the Nominal Unit Value of the Debentures of any series, as the case may be, upon payment of an installment of the Unit Par Value or the balance of the Unit Par Value of the respective series, plus the respective Compensation, calculated pro rata temporis from the First Subscription and Payment Date or the respective last Compensation Payment Date, as the case may be, up to the date of effective early amortization, as well as a fine and default interest, if any.

4.15.1.1 The Optional Amortization shall be limited to ninety-eight percent (98%) of the Unit Par Value of the Debentures of the respective series and may only occur through a notice addressed directly to the Debenture Holders, with a copy to the Trustee or, also, through the publication of a notice addressed to Debenture Holders to be widely disclosed under Clause 4.23 of this Indenture (“Optional Amortization Notice”), with a minimum advance of ten (10) Business Days prior to the date scheduled for the actual Optional Amortization (“Optional Amortization Date”), and will be carried out in accordance with B3 procedures.

4.15.1.2 The Optional Amortization Notice must include: (i) the Optional Amortization date and procedure, in compliance with the applicable law, as well as the terms and conditions provided in this Indenture; (ii) mention to the installment of the Unit Par Value that will be amortized under this Clause; (iii) whether the Optional Amortization will cover one or more series; and (d) the other information considered relevant by the Issuer to be known by the Debenture Holders.

4.16 Optional Acquisition

4.16.1 The Issuer may acquire Debentures, in whole or in part, at any time, according to the provisions of article 55, paragraph 3 and items I and II, of the Brazilian Corporation Law, subject to the acceptance of the respective Debentures holder seller: (a) for an amount equal to or less than the Unit Par Value or balance of the Unit Par Value, as the case may be, if applicable, plus the respective Compensation and, if applicable, the Late Payment Charges due, the fact being included in the management report and the Issuer’s consolidated and audited financial statements (and/or quarterly financial information) (or subject to special review, as the case may be); or (b) for an amount higher than the Unit Par Value or balance of the Unit Par Value, as the case may be, if applicable, provided that it complies with the rules issued by CVM, plus the respective Compensation and, if applicable, the Late Payment Charges due. The Debentures acquired by the Issuer may, at the Issuer’s discretion, be canceled, hold in treasury or be placed on the market again. The Debentures acquired by the Issuer to be hold in treasury under this clause, if and when replaced on the market, will be entitled to the same Compensation applicable to the other Debentures.

4.17 Early Redemption Offering

4.17.1 The Issuer may, at its sole discretion, at any time as of the Issue Date, perform an early redemption offering of all Debentures (“Early Redemption Offering”), and the Early Redemption Offering proposed by the Issuer must be addressed to all Debenture Holders, with copy to the Trustee. The Early Redemption Offering will be addressed to all Debenture holders, without distinction, ensuring equal conditions to all Debenture holders to accept the early redemption of the Debentures they hold, in accordance with the terms and conditions set forth in the clauses below.

4.17.2 The Issuer will perform the Early Redemption Offering by publishing a notice addressed to the Debenture holders, to be widely disclosed pursuant to Clause 4.23 below, or through an individual notice to be sent by the Issuer to each of the Debenture Holders, with copy to the Trustee and B3 (“Early Redemption Offering Notice”), which shall describe the terms and conditions of the Early Redemption Offering, including: (i) effective date for the redemption object of the Early Redemption Offering, which will coincide with the payment of the Early Redemption Offering Amount (as defined below); (ii) the mention that the Early Redemption Offering Amount shall be calculated in accordance with Clause 4.17.3 below; (iii) the amount of the early redemption premium to be offered by the Issuer, if any, which cannot be negative; (iv) the form and deadline for the statement to the Issuer by the Debenture holders who choose to adhere to the Early Redemption Offering, subject to the provisions of Clause 4.17.4 below; and (v) the other information necessary for the decision by the Debenture holders and for the implementation of the Early Redemption Offering.

4.17.3 At the time of the Early Redemption Offering, Debenture holders will be entitled to the payment of the Unit Par Value or the balance of the Unit Par Value, as the case may be, and if applicable, plus: (i) the respective Compensation, calculated pro rata temporis, as of the respective First Subscription and Payment Date or the respective Compensation Payment Date immediately preceding, as the case may be, until the redemption date subject to the Early Redemption Offering, as well as, if applicable, (ii) redemption premium, which, if any, may not be negative and (iii) as appropriate, Late Payment Charges due and unpaid, up to the date of said redemption (“Early Redemption Offering Amount”).

4.17.4 After the submission or publication, as the case may be, of the Early Redemption Offering Notice, the Debenture Holders who, by adhering to the Early Redemption Offering will have a term of ten (10) Business Days to formally make their statement before the Issuer, with a copy to the Trustee.

4.17.5 If the early redemption of the Debentures is carried out as set out above, it must occur on a single date for all Debentures of the Debentures holders who adhere to the Early Redemption Offering, on the date provided for in the Notice of Early Redemption Offering, with the consequent cancellation of the redeemed Debentures.

4.17.6 The Issuer must, at least five (5) Business Days in advance of the date of the early redemption, communicate to the Bookkeeping Agent, the Settlement Bank, B3 and the Trustee the date of the early redemption.

4.17.7 The payment of the Debentures to be early redeemed, through the Early Redemption Offering, will be made by the Issuer (i) through the procedures adopted by B3 for the Debentures electronically in B3 or (ii) by depositing in current accounts indicated by the Debenture holders, to be performed by the Bookkeeping Agent, in the case of Debentures that are not electronically held in custody in accordance with item (i) above.

4.18. Mandatory Extraordinary Amortization

4.18.1 If (i) there is no need to use all the Issue’s funds to liquidate the OPA; (ii) total or partial disposal of equity interest held, directly or indirectly, by the Guarantor in Éxito and/or Cnova; (iii) receipt, by the Issuer, of dividends paid by Éxito (“Funds for Mandatory Amortization”), the Issuer and the Guarantor are jointly and severally obliged to send written notice to the Trustee, B3 and the Debenture Holders within ten (10) Business Days counted from the availability and/or receipt of the Funds for Mandatory Amortization, as the case may be, or through the publication of a communication addressed to the Debentures Holders, to be widely disclosed under Clause 4.23 below (“Mandatory Extraordinary Amortization Notice”) informing (a) that the Debentures will be extraordinarily amortized on a mandatory basis, within a term of up to thirty (30) days from the date of sending the Mandatory Extraordinary Amortization Notice and (b) the series and the volume to be amortized by series, at its sole discretion, limited to 98% on the balance of the Unit Par Value of the Debentures, and that the total of the Amortization Funds should be used to pay the mandatory extraordinary amortization of the Debentures (“Mandatory Extraordinary Amortization”).

4.18.2 The Mandatory Extraordinary Amortization must be carried out in accordance with the procedures established by B3.

4.18.3 The Amortization Notice must contain (i) the date and procedure of the Mandatory Extraordinary Amortization, in compliance with the applicable law, as well as the terms and conditions established in this Indenture; (ii) mention to the installment of the Unit Par Value or the balance of the Unit Par Value, as the case may be, which will be amortized under this Clause; (iii) the amount of the Mandatory Extraordinary Amortization, which should be equivalent to the installment of the Unit Par Value or the balance of the Unit Par Value of the Debentures indicated in item “b”, as the case may be, plus the respective Compensation, calculated pro rata temporis since the respective First Subscription and Payment Date or the respective immediately preceding Compensation Payment Date, as the case may be, up to the date of payment of the Mandatory Extraordinary Amortization; and (d) the other information considered relevant to the Debenture Holders.

4.19 Late Payment Charges

4.19.1 In case of lack of punctuality in the payment by the Issuer of any amount due to the holders of Debentures, the debits in arrears and not paid by the Issuer shall be since the default date until the date of the actual payment subject to, regardless of notice, or judicial or extrajudicial notification, besides the Compensation: (i) conventional, irreducible and non-compensatory fine of two percent (2%); and (ii) default interest at the rate of one percent (1%) per month, both levied on the amounts in arrears, except if the default occurs due to a third party operational problem and that problem is solved within one (1) Business Day after the default date.

4.20 Decline of Rights to Accruals

4.20.1 The non-attendance of the Debentures holder to receive the amount corresponding to any of the pecuniary obligations due by the Issuer on the date set forth in this Indenture or in a notice published by the Issuer, shall not entitle him to receive the Compensation, late payment charges or any increase relative to the delay in the receipt, however, being assured the right acquired until the date of the respective maturity.

4.21.1 Place of Payment

4.21.1 The payments to which the Debentures are entitled shall be made by the Issuer through B3, pursuant to the procedure of B3, in case the Debentures are held in custody electronically in B3, or by the Issuer through the Settling Bank, in case the Debentures are not held in custody electronically in B3.

4.22 Extension of Deadlines

4.22.1 The deadlines regarding the payment of any obligation provided in this Indenture shall be automatically extended until the first subsequent Business Day if the due date coincides with the day on which there is no bank working hours in the City of São Paulo, State of São Paulo, without any addition to the amounts to be paid, except in cases where the payment must be made through B3, in which case there will only be an extension when the date of payment coincides with a national holiday, Saturday or Sunday.

4.23 Advertising

4.23.1 All relevant acts and decisions resulting from the Issue which, in any way, may involve directly or indirectly the interests of the Debentures holders, pursuant to CVM Instruction 358, shall be mandatorily published as a “Notice to the Debenture Holders” in the Issuer’s Disclosure Newspapers, as well as in the Issuer’s page in the international computer network (www.assai.com.br). The Issuer may change the Issuer’s disclosure newspapers by other newspapers of general circulation by means of written communication to the Trustee and publication as a notice in the newspaper to be replaced.

4.24 Tax Immunity

4.24.1 Should any holder of Debentures enjoy any type of tax immunity or exemption, said holder of Debentures must submit to the Settling Bank, at least ten (10) Business Days before the date set for receipt of payments relating to the Debentures, documentation proving the said tax immunity or exemption, under penalty of having discounted from their payment the amounts due under the tax in force.

4.24.2 The Debentures holder who has submitted documentation proving his condition of immunity or tax immunity, under the item above, and who has this condition altered and/or revoked by regulation, or for failing to meet the conditions and requirements provided in the applicable law, or even, if this condition is questioned by a competent judicial, tax or regulatory authority, or that has this condition altered and/or revoked for any reason other than those mentioned in this Clause, he must communicate this fact, in detail and in writing, to the Settling Bank and the Bookkeeping Agent, with a copy to the Issuer, as well as provide any additional information regarding the topic requested by the Settling Bank and the Bookkeeping Agent or the Issuer.

4.25 Amendment to this Indenture

4.25.1 Any amendments to this Indenture shall be signed by the Issuer and by the Trustee and by the Guarantor after approval in the General Meeting of Debenture Holders, subject to the provisions set forth below, according to Clause Seven below, and later filed with JUCESP and Registries.

4.25.2 The Parties agree that this Indenture, as well as the other documents of the Issue, may be amended, without the need for any approval from the Debenture holders, whenever and only: (i) when such change arises exclusively from the need to meet the requirements for compliance with CVM, B3 or ANBIMA rules, regulations or requirements; (ii) when a relevant error is verified, be it a gross, typing or arithmetic error; (iii) amendments to the Indenture already expressly permitted under the terms thereof; or (iv) due to the updating of the Parties’ registration data, such as changes in the corporate name, address and telephone, among others, as long as there is no additional cost or expense to the Debenture Holders.

5. ADDITIONAL OBLIGATIONS OF ISSUER AND GUARANTOR

5.1 The Issuer and the Guarantor are additionally obliged to:

(i)	Provide the Trustee:

(a)	within at most, ninety (90) days after the end of each fiscal year, or within five (5) Business Days as of the date of its disclosure, whichever occurs first, a copy of the Issuer’s and Guarantor’s complete financial statements related to the respective fiscal followed by the management report and the independent auditors’ opinion, as applicable. The information referred to in this item shall be followed by: (1) report with the calculation chart demonstrating the determination of the Financial Indexes and Limits, prepared by the Guarantor, explaining the items necessary for their calculation, and the Trustee may request the Guarantor and/or the Guarantor’s independent auditors any necessary additional clarifications; and (2) a statement signed by the Issuer’s officer(s), in accordance with its bylaws, certifying: (2.1) that the provisions contained in the Indenture remain valid; and (2.2) the non-occurrence of any of the events of early maturity and non-existence of non-compliance with the of the Guarantor before the Debentures Holders and the Trustee;

(b)	within at most forty-five (45) days after the end of the first three (3) fiscal bimester or in five (5) Business Days after disclosure to the market, whichever occurs first, a copy of the Guarantor’s quarterly information the respective quarter, accompanied by the management report and the independent auditors’ report. The information referred to in this item must be accompanied by a report with the calculation chart demonstrating the determination of the Financial Indexes and Limits, prepared by the Guarantor, explaining the items necessary for their calculation, and the Trustee may request the Guarantor and/or the Guarantor’s independent auditors any necessary additional clarifications;

(c)	within ten (10) Business Days, any information that may be requested by the Trustee, in order for it to comply with its obligations under this Indenture and CVM Instruction No. 583, dated as of December 20, 2016 (“CVM Instruction 583”);

(d)	on the same date of publication, the information disclosed as provided for in Clause 4.23 above;

(e)	notices to the holders of Debentures, material facts, as well as minutes of general meetings and meetings of the Board of Directors of the Issuer and/or Guarantor, as applicable, which, in some way, involve the interest of the holders of Debentures, within two (2) Business Days as of the date they are (or should have been) published or, if not published, as of the date they are carried out;

(f)	as long as it is of its knowledge, information about any non-remedied non-compliance, of pecuniary nature or not, of any clauses, terms or conditions of this Indenture, within up to five (5) Business Days, as of the date of non-compliance, without prejudice to the provisions in item “v” below;

(g)	within up to five (5) Business Days after its receipt, copy of any mail or judicial notification received by the Issuer and/or Guarantor that may result in a Material Adverse Effect to the business, financial situation and the result of the Issuer’s transactions;

(h)	original copy with an attendance list and an electronic copy (pdf) with JUCERJA digital seal of the acts and meetings of the Debenture Holders that may be performed within the scope of the Issue; and

(i)	all other documents and information that the Issuer and/or Guarantor, in accordance with the terms and conditions set forth in this Indenture, has undertaken to send to the Trustee;

(ii)	submit, pursuant to the law, its accounts and balance sheets to evaluation by an independent auditing firm registered with CVM;

(iii)	maintain, in adequate operation, a body to efficiently serve the holders of Debentures or hire financial institutions authorized to provide this service;

(iv)	convene, pursuant to Clause Seven of this Indenture, a General Meeting of Debenture Holders to resolve on any of the matters that directly or indirectly relate to the Issue, in case the Trustee should do so, under this Indenture, but does not do so;

(v)	inform the Trustee within up to two (2) Business Days about the occurrence of any event set forth in Clause 4.12.1 of this Indenture;

(vi)	comply with all determinations issued by CVM, including by sending documents, also providing the information requested;

(vii)	not to carry out transactions out of its corporate purpose, complying with the statutory, legal and regulatory provisions in force;

(viii)	notify the Trustee in up to two (2) Business Days about any substantial change in the financial, economic, commercial, operational, regulatory or corporate conditions or in the Issuer’s and/or Guarantor’s business that (a) makes it impossible or significantly complicates the compliance by the Issuer and/or Guarantor, of its obligations resulting from this Indenture and the Debentures; or (b) causes the financial statements or information provided by the Guarantor to CVM no longer reflect the real economic and financial condition of the Guarantor;

(ix)	keep its property and assets duly insured, according to its current practices;

(x)	not to practice any act in disagreement with its Bylaws and with this Indenture or with any other document related to the Restricted Offering, especially those that may directly or indirectly compromise the punctual and full compliance with the obligations assumed before the Debentures Holders;

(xi)	except in cases where, in good faith, the Issuer and/or Guarantor is discussing the law, rule or regulation applicability at the administrative or judicial levels and this discussion does not cause the interruption or suspension of the Issuer’s and/or Guarantor activities or could result in a material adverse effect: (a) to the Issuer’s and/or Guarantor’s economic, financial or operational situation; and/or (b) in the timely fulfillment of the obligations assumed by the Issuer and/or Guarantor before the Debenture Holders, pursuant to this Indenture (“Material Adverse Effect”), comply with all laws, rules, regulations and orders applicable in any jurisdiction in the which does business or has assets;

(xii)	keep the Settling Bank, the Bookkeeping Agent, the Trustee, and the secondary market negotiation environment (CETIP21) hired, during the Debentures term of validity, at its own expense;

(xiii)	exclusively in the case of the Guarantor, keep Standard & Poor’s, Fitch Ratings or Moody’s (“Risk Rating Agency”) hired throughout the term of the Debentures to assign risk rating exclusively to the Guarantor, being obliged to: (a) keep it updated, under the terms required by the CVM, as well as make it available on its website; (b) provide all information and send all relevant documents requested by the Risk Rating Agency, observing that the amounts due to the Risk Rating Agency for the purposes provided for herein must be paid by the Issuer; and (c) if the Risk Rating Agency ceases its activities in Brazil, has its registration or recognition with the CVM to act as a risk rating agency canceled, or, for any reason, is prevented from issuing the Guarantor’s risk rating, hire another risk rating agency without the need for approval by the Debenture Holders, simply by notifying the Trustee, provided that such risk rating agency is Standard & Poor’s, Fitch Ratings or Moody’s or, in the proven inability to hire one of these companies for facts that are outside the control of the Guarantor, another risk rating agency, provided that it is approved by the General Meeting of Debenture Holders convened for this purpose;

(xiv)	make payment of all expenses evidenced by the Trustee that may be necessary to protect the rights and interests of holders of Debentures or to realize their credits, including attorney’s fees and other expenses and costs incurred by virtue of the collection of any amount due to holders of Debentures under this Indenture;

(xv)	make the collection of any taxes or contributions that may be or may come to be levied on the Issue and that are the responsibility of the Issuer;

(xvi)	keep valid and regular, during the term of validity of the Debentures, the representations and warranties submitted in this Indenture, as applicable;

(xvii)	not disclose to the public information regarding the Issuer and/or Guarantor, the Restricted Offering or the Debentures in disagreement with the provisions of the applicable regulations, including, but not limited to, the provisions of CVM Instruction 476 and article 48, item II of CVM Instruction No. 400, dated as of December 29, 2003, as amended;

(xviii)	refrain from trading securities issued by it until the Lead Arranger sends the closing notice of the Restricted Offering to the CVM, subject to the provisions in article 12 of CVM Instruction 476;

(xix)	abstain until the Lead Arranger sends the closing notice of the Restricted Offering to the CVM, from (a) disclosing information relative to the Restricted Offering, except for what is necessary for the achievement of its objectives, warning the recipients about the reserved nature of the information transmitted; and (b) using the information relative to the Restricted Offering, except for purposes strictly related to the preparation of the Restricted Offering;

(xx)	maintain the Debentures deposited for trading in the secondary market during the term of validity of the Debentures, bearing the costs of said deposit;

(xxi)	perform and provide evidence to the Trustee of all necessary registrations, entries and records, as provided for in this Indenture in the competent bodies, including, but not limited to, JUCERJA and the Registries of Deeds;

(xxii)	notify the holders of Debentures and the Trustee within up to two (2) Business Days in case any of the statements provided by the Issuer and/or the Guarantor in this Indenture become totally or partially untrue, incomplete or incorrect;

(xxiii)	inform and send the organization chart, all financial data and corporate acts necessary to prepare the annual report, according to CVM Instruction No. 583, which may be requested by the Trustee, which shall be duly forwarded by the Issuer within ten (10) Business Days from the request of the Trustee. The said organization chart of the Issuer’s corporate group shall also include controllers, controlled companies, common control, affiliates, and a member of the controlling block, at the end of each fiscal year;

(xxiv)	keep valid and regular the licenses, concessions, authorizations or approvals necessary for its regular operation, except for those that are being questioned in good faith and/or are in legal process of renewal and that does not cause a Material Adverse Effect;

(xxv)	comply with the provisions of the legislation in force relevant to the National Environmental Policy, the Resolutions of CONAMA – National Council of the Environment and other supplementary environmental laws and regulations, adopting the preventive measures or remedies intended to avoid or correct eventual environmental damages resulting from the activities described in its corporate purpose, being solely and exclusively responsible for the allocation of the financial resources obtained with the Issue;

(xxvi)	to comply with the legislation in force, especially the labor, social security and environmental legislation, always taking care so that (a) the Issuer and/or the Guarantor does not use directly or indirectly work in conditions similar to slavery or child labor; (b) the Issuer’s and/or Guarantor’s workers are duly registered under the legislation in force; (c) the Issuer and/or Guarantor fulfills the obligations resulting from the respective employment contracts and the labor and social security legislation in force; (d) the Issuer and/or Guarantor complies with the legislation applicable to the protection of the environment, as well as the public health and safety; (e) the Issuer and/or Guarantor holds all permits, licenses, authorizations and approvals necessary for the exercise of its activities, in compliance with the applicable environmental legislation; and (f) the Issuer and/or Guarantor has all necessary registrations, in compliance with the applicable civil and environmental legislation;

(xxvii)	if becomes aware of any act or fact that violates the Anti-Corruption Laws, it will immediately notify the Trustee;

(xxviii)	make any payments due to the holders of Debentures exclusively by the means set forth in this Indenture;

(xxix)	comply with the obligations related to the allocation of funds arising from the Issue and to the evidence of said allocation, in accordance with Clause 3.6 above;

(xxx)	within five (5) Business Days counted from the OPA’s financial settlement, send to the Trustee a legal opinion signed by the OPA’s legal advisors in Colombia confirming the OPA’s adherence to all applicable legal requirements;

(xxxi)	ensure that the Surety is duly formalized, pursuant to Clause 2.1.3 above; and

(xxxii)	in case of contracting any type of instrument of debt, loan, financing, issuing of debentures or promissory notes or contracting any other fundraising transaction in the financial or capital markets that establishes conditions related to personal guarantees and/or security interest, financial covenants, cure terms and thresholds, more beneficial to the respective creditors than the conditions provided for in this Indenture (“New Debt”), the Issuer and the Guarantor shall notify this fact to the Trustee within five (5) Business Days from the respective execution. The Trustee, the Issuer and the Guarantor shall enter into an amendment to this Indenture that amends it in order to equate the conditions set forth in this instrument to those of the New Debt (“Equivalence Amendment”) within fifteen (15) Business Days from the date of receipt of the notification referred to herein, without the need for approval by the General Meeting of Debenture Holders. The Equivalence Amendment shall be registered with JUCERJA and the Notary Publics in the form of Clause 2.1.3 above.

5.2 The Issuer and/or Guarantor, herein, undertakes, irrevocably and irreversibly, to take care so that the transactions that it may practice in the B3 scope are always supported by good market practices, with full and perfect compliance with the applicable standards to the matter, exempting the Trustee from any and all liability for claims, losses and damages, loss of profits and/or emerging profits to which the non-compliance with the said standards may give cause, provided that they have been proven not to have been generated by the Trustee’s actions.

5.3 Without prejudice to other obligations expressly provided for in the regulations in force and in this Indenture, the Issuer and the Guarantor undertakes to, pursuant to CVM Instruction 476, as applicable:

(i)	prepare its year-end financial statements and, if applicable, consolidated statements, in accordance with the Brazilian Corporation Law and the rules issued by CVM;

(ii)	submit its financial statements for audit by an auditor registered with CVM;

(iii)	disclose, until the day prior to the start of the Debentures negotiations in the secondary market, the financial statements, accompanied by explanatory notes and the report of the independent auditors, relating to the three (3) last closed fiscal years;

(iv)	disclose the following financial statements, accompanied by notes and the independent auditors’ report, within three (3) months from the end of the fiscal year;

(v)	comply with the provisions of CVM Instruction No. 358, of January 03, 2002, as amended (“CVM Instruction 358”), regarding the duty of confidentiality and trade prohibitions;

(vi)	disclose on its website on the world wide web the occurrence of any “Relevant Fact”, as defined in article 2th of CVM Instruction 358, and report the occurrence of such Relevant Fact immediately to the Arrangers and the Trustee; and

(vii)	provide all information requested by CVM and B3; and

(viii)	disclose on its website on the world wide web the annual report and other communications sent by the trustee on the same date of its receipt, also pursuant to the provisions of item “iv” above.

6. TRUSTEE

6.1 Appointment

6.1.1 The Issuer appoints PENTÁGONO S.A. DISTRIBUIDORA DE TITULOS E VALORES MOBILIARIOS, identified in the preamble of this Indenture, as trustee, representing the Debenture Holders, which, hereby and pursuant to the law, accept the appointment to, under the law and this Indenture, represent before the Issuer the agreement between the Debenture holders.

6.2 Representations

6.2.1 The Trustee hereby represents, under penalty of law:

(i)	that it has no legal impediment, pursuant to article 66, paragraph 3, of the Brazilian Corporation Law, and article 6th of CVM Instruction 583, to exercise the function granted;

(ii)	that accepts the function granted, fully assuming the duties and attributions provided in the applicable law and in this Indenture;

(iii)	that it is fully aware and accepts this Indenture and all its terms and conditions;

(iv)	that it has no connection with the Issuer that prevents it from exercising its functions;

(v)	that it is aware of the applicable regulations issued by the Central Bank of Brazil and CVM, including Central Bank of Brazil Circular No. 1,832, of October 31, 1990;

(vi)	that it is duly authorized to enter into this Indenture and to comply with its obligations set forth herein, complying with all the legal and corporate requirements necessary for this purpose;

(vii)	that it is duly qualified to act as a trustee, under the applicable regulations in force;

(viii)	that it is a financial institution, and is duly organized, incorporated and existing in accordance with Brazilian laws;

(ix)	that this Indenture constitutes a legal, valid, binding and effective obligation of the Trustee, enforceable in accordance with its terms and conditions;

(x)	that the execution of this Indenture and the fulfillment of the obligations provided herein do not breach any obligation previously assumed by the Trustee;

(xi)	that acts as a trustee in other securities issued by the Issuer or of an affiliate, controlled, controlling company or member of the same group as the Issuer, as described below;

Issue	4th issue of promissory notes of Companhia Brasileira de Distribuição
Total Issue Value	BRL 800,000,000.00
Amount	800
Type	unsecured
Guaranties	N/A
Maturity Date	1/9/2022
Compensation	105.75% of DI Rate
Classification	financial compliance

Issue	1st issue of promissory notes of Sendas Distribuidora S.A.
Total Issue Value	BRL 800,000,000.00
Amount	16
Type	unsecured with additional personal guarantee
Guaranties	suretyship
Maturity Date	07/03/2020 (1st serie); 07/05/2021 (2nd serie); 07/04/2022 (3th serie); 07/04/2023 (4th série); 07/04/2024 (5th serie); 07/04/2025 (6th serie)
Compensation	100% of DJ Rate + 0.72% p.a.
Classification	financial compliance

Issue	17th issue of debentures by Companhia Brasileira de Distribuição
Total Issue Value	BRL 1,200,000,000.00
Amount	700,000 (1st serie); 500,000 (2nd serie)
Type	unsecured
Guaranties	N/A
Maturity Date	09/10/2021 (1st serie); 09/10/2022 (2nd serie)
Compensation	106% of DI Rate (1st serie): 107.40% of DI Rate (2nd serie):
Classification	financial compliance

(xii)	that ensures and will ensure, under paragraph 1 of article 6 of CVM Instruction 583, equal treatment to all Debenture holders, in compliance with guarantees, obligations and specific rights attributed to the respective Debenture holders of each issue or series; and

(xiii)	that verified the truthfulness of the information related to the Surety and the consistency of the other information in this Indenture.

6.2.2 The Trustee will perform its duties from the date of execution of this Indenture or any amendment regarding its replacement, and shall remain in the exercise of its functions until the effective maturity of the Debentures or, if the Issuer’s default obligations remain under this Indenture after the respective Maturity Dates, until all the Issuer’s obligations under this Indenture are fulfilled, or even until its effective replacement, pursuant to Clause 6.3 below.

6.2.3 The Trustee will not make any judgment on the guidance regarding any fact of the Issue for which the Debenture Holders are responsible, being responsible only to act in accordance with the instructions given to it by the Debenture holders. In this regard, the Trustee has no responsibility for the result or the legal effects arising from the strict compliance with the Debenture Holders’ guidelines, as defined under this Indenture and reproduced before the Issuer, regardless of any losses caused to the Debenture Holders and/or the Issuer. The Trustee’s performance is limited to the scope of CVM Instruction 583 and the applicable articles of the Brazilian Corporation Law, and under any form or pretext, it is exempt from any additional liability that has not arisen from the applicable law.

6.2.4 Without prejudice to the Trustee’s duty of care, the Trustee will assume that the original documents or documents certified copies sent by the Issuer or by third parties at its request have not been subject to fraud or adulteration. Nor will it be liable, under any circumstances, for the preparation of the Issuer’s corporate documents, the preparation of which will remain under the Issuer’s legal and regulatory obligation, under the applicable law.

6.2.5 The Trustee’s acts or statements, which create liability for the Debenture Holders and/or exonerate third parties from obligations towards Debenture Holders, as well as those regarding the due fulfillment of the obligations assumed herein, will only be valid when previously so resolved in the General Meeting of Debenture Holders.

6.3 Replacement

6.3.1 In the event of impediments, resignation, intervention or extrajudicial liquidation, bankruptcy, or any other case of vacancy of the Trustee, the General Meeting of Debenture Holders will be held within the maximum term of thirty (30) days from its determination, to choose the new trustee, and this Meeting may be called by the Trustee to be replaced, or by Debenture Holders who represent at least ten percent (10%) of the Outstanding Debentures. In exceptional cases, CVM may call the meeting to choose the new trustee or appoint a temporary replacement. If the call does not occur within fifteen (15) days before the end of the aforementioned term, the Issuer shall make the call, observing the term of fifteen (15) days for the first call and eight (8) days for the second call, and CVM may appoint a temporary replacement until the choice the new trustee has been completed.

6.3.2 If the Trustee may not continue to perform its functions due to circumstances supervening this Indenture, the Trustee shall immediately communicate the fact to the Debenture Holders and the Issuer, requesting its replacement.

6.3.3 After the expiration for the distribution of the Debentures, the Debenture Holders are entitled to proceed with the Trustee replacement and the appointment of its replacement, at the General Meeting of Debenture Holders specially called for this purpose. The permanent replacement.

6.3.4 The Trustee replacement shall be communicated to CVM, within up to seven (7) Business Days after the registration of the amendment to the Indenture that formalizes the respective replacement.

6.3.5 If the Trustee effective replacement occurs, that replacement will receive the same remuneration received by the Trustee in all its terms and conditions, and the first annual installment due to the replacement will be calculated pro rata temporis, from the start date of its function as Trustee. This remuneration may be altered by mutual agreement between the Issuer and the replacement trustee, as long as previously approved by the General Meeting of Debenture Holders.

6.3.6 The rules and precepts on the subject issued by CVM apply to the cases of Trustee replacement.

6.4 Obligations

6.4.1 In addition to others provided by law, in the CVM regulations and in this Indenture, the Trustee’s obligations are:

(i)	exercise its activities in good faith, transparency and loyalty to the Debentures holders;

(ii)	protect the Debenture Holders’ rights and interests, employing the same care and diligence in the exercise of its functions as every active and honest man employs in the management of his own assets;

(iii)	resign from the function, in the event of conflict of interest or any other type of disability, and immediately call the meeting provided for in item “xi” below to resolve on its replacement;

(iv)	keep all documentation regarding the exercise of its functions;

(v)	verify the truthfulness of the information regarding the Surety and consistency of the other information in this Indenture, ensuring that omissions, failures or defects of which it is aware are remedied;

(vi)	arrange with the Issuer so that the Indenture and its amendments are registered with JUCERJA and Notary Publics, and in the event of the Issuer’s omission, adopt the measures eventually provided for by law;

(vii)	monitor the information provided periodically by the Issuer and in the annual report referred to in article 15 of CVM Instruction 583, alert Debenture Holders of inconsistencies or omissions of which it is aware;

(viii)	report on the sufficiency of the information provided in the proposals to modify the Debentures conditions;

(ix)	request, when deemed necessary for the fulfillment of its functions, updated certificates from civil distributors, Tax Courts, Protest Registries, Labor Courts, Office of the Counsel for the Federal Treasury, from the location where the Issuer and/or the Guarantor is headquartered;

(x)	request, when deemed necessary, the Issuer and/or Guarantor external audit;

(xi)	call, when necessary, the General Meeting of Debenture Holders, pursuant to Clause 7.2 below;

(xii)	attend the General Meeting of Debenture Holders to provide the information requested;

(xiii)	prepare an annual report for Debenture Holders, pursuant to article 68, paragraph1, , letter b, of the Brazilian Corporation Law, which shall contain the information provided in Annex 15 of CVM Instruction 583;

(xiv)	make the report referred to in item “xiii” above available to Debenture Holders within a maximum term of four (4) months from the end of the Issuer’s fiscal year, on its website on the world wide web;

(xv)	keep the list of Debenture Holders and their addresses updated, and the Issuer and Debenture Holders (the latter as of the respective date of subscription, payment or acquisition of the Debentures) hereby authorize the Settling Bank, the Bookkeeping Agent and B3 to comply with the Trustee requests necessary for the fulfillment of this item;

(xvi)	supervise compliance with the provisions of this Indenture, including the positive and negative covenants; and

(xvii)	communicate to the Debenture Holders any default by the Issuer regarding the financial obligations assumed in the Indenture, including the obligations regarding contractual clauses protecting the Debenture Holders’ interest and which establish conditions that shall be fulfilled by the Issuer, indicating the consequences for the Debenture Holders and the measures that intends to take on the matter, pursuant to the term provided in article 16, item II, of CVM Instruction 583.

6.4.2 In the event of default of any conditions of the Issue, the Trustee shall use any and all measures provided by law or in the Indenture to protect rights or defend the Debenture holders’ interests.

6.4.3 The Trustee must base itself on the information made available by the Issuer to monitor the Financial Indexes and Limits.

6.5 Trustee’s Compensation

6.5.1 The Trustee or the institution that will replace it, shall receive from the Issuer, under Clause 6.3 above, fees for the performance of its duties and attributions, pursuant to the applicable law and this Indenture, corresponding to:

(i)	annual compensation of thirteen thousand and four hundred reais (BRL 13,400.00), the first installment due in five (5) Business Days after the execution of this Indenture and the remaining installments on the same day of the subsequent years until the maturity of the Issue. The first installment will be due even if the Issue is not paid in, as structuring and implementation. The compensation will be due even after the Debentures final maturity, if the Trustee is still performing activities inherent to its function regarding the Issue, and this remuneration will be calculated pro rata die;

(ii)	the payment of the installments described above shall be made to the Trustee plus the amounts regarding taxes and contributions levied on billing: (a) ISS (Municipal Services Tax); (b) PIS (Social Integration Program); (c) COFINS (Contribution to Social Security); (d) CSLL (Social Contribution on Net Profits); and (e) IRRF (Withholding Income Tax); and (f) any other taxes that may be levied on the Trustee remuneration, at the tax rates in force on the dates of each payment;

(iii)	the installments referred to above will be updated annually, in accordance with the IGP-M accumulated positive variation, or in the absence or impossibility of application, by the official index that will replace it, from the date of execution of this instrument, until the payment dates for each subsequent installment, calculated pro rata die;

(iv)	in case of late payment of any amount due to the Trustee, the arrears will be subject to interest for late payment of one percent (1%) per month and a non-compensatory fine of two percent (2%) on the amount due, and the amount in arrears subject to adjustment for inflation by IGP-M, incurred from the date of default until the date of actual payment will be calculated pro rata die, except if the default occurs due to a third party operational problem and that such problem be resolved within one (1) Business Day after the default date; and

(v)	any additional obligations attributed to the Trustee or changes in the transaction ordinary characteristics will allow the Trustee to review the fees proposed herein.

6.6 Expenses

6.6.1 The compensation does not include the expenses with travel, meals, accommodation, transportation, notices, certificate withdrawal, notary expenses, photocopying, scanning, sending documents and publication necessary to act as the Trustee, during or after the service implementation, to be covered by the Issuer, whenever possible, after prior approval. Also not included, and will be borne by the Issuer, the expenses with experts, such as audit of the guarantees granted to the Debentures and legal advice to the Trustee. Any expenses, deposits, court costs, loss of suit, as well as indemnities, resulting from actions filed against the Trustee resulting from the exercise of its function or its performance in defense of the transaction structure, will be borne by the Issuer. Such expenses include attorneys’ fees for the Trustee defense and shall also be advanced by the Issuer.

6.6.2 All expenses incurred by the Trustee to protect the he Debenture Holders interests shall be, whenever possible, previously approved and advanced by the Debenture Holders, and later, reimbursed by the Issuer. Such expenses include expenses with attorneys’ fees, including those of third parties, deposits, indemnities, costs and court fees for actions filed by the Trustee, as the Debenture Holders’ representative. Any expenses, deposits and court costs arising from the loss of suit will also be borne by the Debenture Holders, as well as the Trustee’s remuneration and reimbursable expenses, in the event that the Issuer remains in default regarding its payment for a period greater than thirty (30) calendar days.

6.6.3 The Issuer will reimburse the Trustee for all reasonable and regular expenses that it has proven to have incurred to protect the Debenture Holders’ rights and interests or to realize its credits, within up to thirty (30) days from the delivery of a copy of the supporting documents in this regard, provided that the expenses, whenever possible, have been previously approved by the Issuer, which will be considered approved if the Issuer does not give any statements within five (5) Business Days from the date of receipt of the respective request by the Trustee.

7. GENERAL MEETING OF DEBENTURE HOLDERS

7.1 Debenture holders may, at any time, hold a general meeting, in accordance with the provisions of article 71 of the Brazilian Corporation Law, to resolve on matters (i) of interest to the debenture holders jointly; or (ii) of specific interest to First Series’ Debentures holders, to Second Series’ Debentures holders, to Third Series’ Debentures holders or to Forth Series’ Debentures holders in which case the General Meeting of Debenture Holders will be held separately, counting the respective quorums, hold of meeting and resolution separately, in order to consider only the Debentures holders of the respective interested series, as applicable.

7.1.1 For the purposes of this Indenture, the matter to be resolved will be considered specific for a given series whenever it refers to changes: (i) in the Compensation, applicable to a given series, being determined that the resolution on the Replacement Rate mentioned in Clause 4.7.3 will not be considered a specific matter of a given series; (ii) any payment dates of amounts provided in this Indenture regarding the respective series; and/or (iii) the term of the Debentures of the respective series.

7.2 The General Meeting of Debenture Holders may be called by the Trustee, by the Issuer, by Debenture Holders representing at least ten percent (10%) of the outstanding Debentures or of the outstanding Debentures of the respective Serie, as applicable, or by CVM.

7.2.1 The call for the General Meeting of Debenture Holders will take place through a notice published, at least three (3) times, in the Issuer’s Newspapers, in compliance with other rules regarding the notice of general meetings in the Brazilian Corporation Law, applicable regulation and its Indenture.

7.3 The provisions of the Brazilian Corporation Law regarding shareholders’ general meetings will apply to the General Meeting of Debenture Holders.

7.3.1 The chairman of the General Meeting of Debenture Holders will be the Debentures Holder elected by the other Debentures Holders in attendance or whoever is appointed by CVM.

7.4 The General Meeting of Debenture Holders will be called at least fifteen (15) days in advance, in the case of the first call.

7.4.1 The General Meeting of Debenture Holders on second call may only be held at least eight (8) days after the disclosure of the second call.

7.5 Pursuant to article 71, paragraph 3, of the Brazilian Corporation Law, the General Meeting of Debenture Holders will be held, on the first call, with the attendance of Debenture Holders representing at least half of the outstanding Debentures or outstanding Debentures of the respective Serie, as applicable, and, on the second call, with any number.

7.6 Each outstanding Debenture will grant its holder the right to one vote at the General Meeting of Debenture Holders, whose resolutions, with the exception provided in this Indenture, will be taken by Debenture Holders who represent the majority of the outstanding Debentures and outstanding Debentures of the respective Serie, as applicable, and the appointment of proxies, Debenture Holders or not, is permitted.

7.6.1 Without prejudice to the provisions of Clause 7.6 above, any change (i) in the term of the Debentures; (ii) on the Compensation Payment Dates; (iii) in the Compensation calculation parameter; (iv) in the quorum for resolution of the General Meeting of Debenture Holders; or (v) in Clause 4.12 (Early Maturity) above, including in the case of temporary waiver or pardon, it shall be approved by Debenture Holders representing at least ninety percent (90%) of the outstanding Debentures or the outstanding Debentures of the respective Serie.

7.6.2 The failure to declare the Debentures’ early maturity, pursuant to Clause 4.12.4 of this Indenture, will depend on the approval of Debenture Holders representing at least ninety percent (90%) of the outstanding Debentures.

7.7 For the purpose of the quorum to hold the meeting and resolution referred to in this Clause Seven, Debentures issued by the Issuer that have not yet been redeemed and/or settled will be considered as outstanding Debentures, and the Debentures held in treasury by the Issuer shall be excluded, or that belong to its controlling company or to any of its controlled and affiliated companies, as well as respective officers or directors and their relatives within the second degree.

7.8 The Issuer’s legal representatives will be allowed to attend the General Meetings of Debenture Holders.

7.9 The Trustee shall attend the General Meetings of Debenture Holders to provide Debenture Holders with the information requested.

7.10 The resolutions taken by the Debenture Holders at General Meetings of Debenture Holders within the scope of their legal authority, subject to the quorums of this Indenture, will bind the Issuer and oblige all holders of Debentures, regardless of attending the General Meeting of Debenture Holders or the vote cast at the respective General Meeting of Debenture Holders.

8. ISSUER AND GUARANTOR STATEMENTS

8.1 The Issuer and the Guarantor hereby represent and warrant, as applicable, on this date:

(i)	that are corporations duly organized, incorporated and existing in accordance with Brazilian laws;

(ii)	that they are duly authorized and obtained all licenses and authorizations, including corporate ones, necessary for the execution of this Indenture, for the issue of Debentures and for the fulfillment of its obligations set forth herein, having met all the legal and statutory requirements necessary for this purpose;

(iii)	that the legal representatives who subscribe this Indenture have statutory and/or delegated powers to assume, on their behalf, the obligations established herein and, as attorneys-in-fact, had the powers legitimately granted, and the respective powers of attorney are in full force;

(iv)	that the execution of this Indenture and the fulfillment of its obligations under this Indenture, as well as the Debentures issue and public distribution do not infringe or contravene, (a) any agreement or document in which the Issuer and/or Guarantor is a party or by which any of its assets and properties are bound, nor will it result in (1) early maturity of any obligation set forth in any of these agreements or instruments; (2) creation of any liens or encumbrances on any of the Issuer’s and/or Guarantor’s assets; or (3) termination of any such agreements or instruments; (b) any law, decree or regulation to which the Issuer and/or Guarantor or any of its assets and properties are subject; or (c) any administrative, judicial or arbitration judgment, decision or award that affects the Issuer and/or Guarantor or any of its assets and properties;

(v)	that have all the relevant authorizations and licenses required by federal, state and municipal authorities for the regular exercise of their activities, all of which are valid, also considering that authorizations and licenses not obtained or renewed by the Issuer and/or Guarantor may not result in any Material Adverse Effect;

(vi)	that are complying with all laws, regulations, administrative rules and determinations of government agencies, agencies or courts, applicable to the conduct of its business and that (a) are relevant to the performance of the Issuer’s and/or Guarantor’s activities or (b) whose non-compliance by the Issuer may not result in a Material Adverse Effect, including the provisions in the legislation in force pertinent to the National Environment Policy, in the Resolutions of the National Environment Council - CONAMA and in other complementary environmental laws and regulations that (i) are equally relevant to the performance of the Issuer’s and/or Guarantor’s activities or (2) whose non-compliance by the Issuer and/or Guarantor may result in a Material Adverse Effect, adopting preventive measures and actions or remedies to avoid or correct any environmental damage arising from the activities described in their respective corporate purpose, and environmental laws, regulations, legislation and regulations, administrative rules and determinations of government agencies, agencies or courts, applicable to the conduct of the Issuer’s and/or Guarantor’s business, not fully complied with by the Issuer and/or Guarantor may not result in a Material Adverse Effect. The Issuer and the Guarantor are also obliged to proceed with all due diligence required to carry out its activities, preserving the environment and complying with the determinations of municipal, state and federal bodies that, alternatively, legislate or regulate the environmental standards in force;

(vii)	that the Issuer’s and/or Guarantor’s financial statements for the fiscal year ended on December 31, 2018 correctly represent the Issuer’s and/or Guarantor’s equity and financial situation on those dates and for those periods, and were duly prepared in accordance with the generally accepted accounting principles in Brazil;

(viii)	that except for those mentioned in the Guarantor’s Reference Form - RF, in its financial statements and quarterly information made available to CVM and the Guarantor’s market and in the Issuer’s financial statements, the Issuer and the Guarantor, as applicable, are not aware of the existence of any action, administrative or arbitration proceeding, investigation or other type of government investigation that may cause a Material Adverse Effect;

(ix)	that the Issuer’s and Guarantor’s consolidated and audited financial statements for the fiscal years ended on December 31, 2018, 2017 and 2016 are true, complete, consistent and correct in all respects at the date they were prepared and/or republished, and reflect the Issuer’s financial and equity position, results, transactions and cash flows in the period, and until the date of execution of this Indenture (a) there was no Material Adverse Effect and on the financial situation and operating results in question, (b) there was no material transaction involving the Issuer and/or Guarantor outside the normal course of their business, with the exception of the conclusion of the alienation of the controlling interest held by the Guarantor in the capital of Via Varejo S.A., enrolled with the CNPJ under No. 33.041.260/0652-90, (c) there was no substantial increase in the Issuer’s and/or Guarantor’s indebtedness;

(x)	that the information and representations in this Indenture regarding the Issuer, the Guarantor and the Restricted Offering, as the case may be, are true, consistent, correct and sufficient;

(xi)	that they have not omitted or will omit any fact, of any nature, which is known to them and which may result in a Material Adverse Effect change in their economic, financial or legal situation to the detriment of Professional Investors who may acquire Debentures;

(xii)	that are in compliance with the obligations in this Deed of Issue and are not, on this date, incurring any of the Early Maturity Events;

(xiii)	that there is no connection between the Issuer and the Trustee that prevents the Trustee from fully exercise its functions;

(xiv)	that they will comply with all obligations undertaken under this Indenture, including, but not limited to, the obligation to allocate the proceeds obtained from the Restricted Offering exclusively for the purposes described in Clause 3.6 of this Indenture;

(xv)	the Issuer and the Guarantor state, by themselves and their controllers and employees, hereby, to be aware of the terms of the Anti-Corruption Laws, and undertake to refrain from practice any activity that constitutes a violation of the provisions contained in Anti-Corruption Laws. The Issuer further states (a) that, within the best knowledge, it adopts the best practices so that avoids that its eventual subcontractors violate the provisions contained in the Laws and (b) that maintain internal policies and procedures that ensure full compliance with such rules and grants full knowledge of such rules to all professionals who come to work with the Issuer;

(xvi)	that on this date, there is no violation or indication of violation of any legal or regulatory provision, national or foreign, regarding corruption or harmful acts against the government, including, without limitation, the Anti-Corruption Laws, by the Issuer, the Guarantor or their Affiliates;

(xvii)	that this Indenture constitutes a legal, valid, effective and binding obligation of the Issuer and the Guarantor, enforceable according to its terms and conditions, as an extrajudicially enforceable instrument, pursuant to article 784 of the Code of Civil Procedure; and

(xviii)	that they are fully aware and agrees with the disclosure and calculation of DI Rate, disclosed by B3, and that the Compensation calculation was agreed by the Issuer’s and Guarantor’s free will, in compliance with the principle of good faith.

9. COMMUNICATIONS

9.1 All documents and communications, which shall always be made in writing, as well as physical means containing documents or communications to be sent by either Party under this Indenture, shall be sent to the following addresses:

(i) if to the Issuer:

SENDAS DISTRIBUIDORA S.A.

Avenida Ayrton Senna, No. 6,000, Lot 2, Pal 48959, Annex A, Jacarepaguá

Zip Code 22775-005 - Rio de Janeiro, RJ Attn.: Frederico Augusto Alonso

Telephone: (11) 3886-3844

Email: frederico.alonso@gpabr.com/captacao.gpa@gpabr.com

(ii) if to the Trustee:

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS

Avenida das Américas, No. 4.200, Building 08, Side B, Suites 302, 303 and 304, Barra da Tijuca

Zip Code 22640-102 - Rio de Janeiro, RJ

Attn.: Marco Aurélio Ferreira / Marcelle Santoro / Karolina Vangelotti

Telephone: 21 3385-4565

Email: operacional@pentagonotrustee.com.br

(iii) if to the Guarantor:

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Avenida Brigadeiro Luiz Antonio, No. 3.142

01402-901 - São Paulo - SP

Attn.: Mr. Frederico Augusto Alonso

Telephone: (11) 3886-3844

Email: frederico.alonso@gpabr.com /captacao.gpa@gpabr.com

(iv) if to the Settling Bank or the Bookkeeping Agent:

BANCO BRADESCO S.A.

Núcleo Administrativo “Cidade de Deus”, s/n, Building Yellow, 1st floor, Vila Yara 06029-900 -Osasco - SP

Attn.: Marcelo Ronaldo Poli - Stock and Custody Department

Telephone: (11) 3684-7654 - Extension Line: 47654 Email: marcelo.poli@bradesco.com.br

(iv) if to B3:

B3 S.A. - BRASIL, BOLSA, BALCÃO - SEGMENTO CETIP UTVM

Praça Antônio Prado, 48, 4th floor

01010-901 - São Paulo - SP

Attn.: Superintendence of Corporate Bond and Fund Offers

Telephone: (11) 2565-5061

Email: valores.mobiliarios@b3.com.br

9.2 Communications regarding this Indenture will be considered delivered when received under protocol, with “return receipt” sent by mail or email system, or by telegram at the addresses above. The change of any of the addresses above shall be communicate to the other parties by the one whose address has been changed.

10. MISCELLANEOUS

10.1 There is no presumption of waiver of any of the rights arising from this Indenture. Accordingly, any delay, omission or discretion in the exercise of any right, power or remedy due to the Trustee and/or the Debenture Holders due to any default of the Issuer’s obligations, will prejudice such rights, powers or remedies, or be interpreted as a waiver thereof or agreement with such default, nor will it constitute a novation or modification of any other obligations undertaken by the Issuer in this Indenture or precedent regarding any other default or delay.

10.2 This Indenture is executed on an irrevocable and irreversible manner, except in the event of failure to fulfill the requirements listed in Clause Two, binding the Parties and their successors.

10.3 Any and all costs incurred due to the registration of this Indenture and any of its amendments, as well as Surety and corporate acts related hereto with the competent registries of deeds, shall be exclusively borne by the Issuer.

10.4 If any of the provisions of this Indenture is judged to be illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the Parties undertake in good faith to replace the affected provision by one that, to the extent possible, produces the same effect.

10.5 For the purposes of this Indenture, Business Day(s) is any day other than Saturday, Sunday or declared national holiday (“Business Day(s)”).

10.6 This Indenture and the Debentures are an extrajudicially enforceable instrument under article 784, items I and III of the Code of Civil Procedure, and the obligations contained therein are subject to specific enforcement, according to articles 536 et. seq. of the Code of Civil Procedure.

11. LAW AND JURISDICTION

11.1 This Indenture is governed by the Laws of the Federative Republic of Brazil.

11.2 The Parties elect the District Court of São Paulo, State of São Paulo, as competent to settle any matters or disputes arising from this Indenture, expressly waiving any other, however privileged it may be.

And, in witness whereof, the Parties execute this Indenture, in five (5) counterparts of equal form and content and for the same purpose, together with the two (3) witnesses undersigned.

São Paulo, August 09, 2019.

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(Signature Page 1/4 of the Indenture of the First (1st) Issue of Ordinary Debentures, Not Convertible Into Shares, Unsecured, with Additional Personal Guarantee in Four Series, for Public Distribution With Restricted Efforts of the Sendas Distribuidora S.A.)

SENDAS DISTRIBUIDORA S.A.

[illegible signature]		[illegible signature]
Name:	Frederico Augusto Afonso	Name:	Fabiana Yoko Uchimura Hirai
Title:	Treasury Officer	Title:	Treasury Manager

(Signature Page 2/4 of the Indenture of the First (1st) Issue of Ordinary Debentures, Not Convertible Into Shares, Unsecured, with Additional Personal Guarantee in Four Series, for Public Distribution With Restricted Efforts of the Sendas Distribuidora S.A.)

PENTÁGONO S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS

[illegible signature]
Name: Nathany Manhães
Title: Proxy
CPF: 113.345.437-20

(Signature Page 3/4 of the Indenture of the First (1st) Issue of Ordinary Debentures, Not Convertible Into Shares, Unsecured, with Additional Personal Guarantee in Four Series, for Public Distribution With Restricted Efforts of the Sendas Distribuidora S.A.)

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

[illegible signature]		[illegible signature]
Name:	Frederico Augusto Afonso	Name:	Fabiana Yoko Uchimura Hirai
Title:	Treasury Officer	Title:	Treasury Manager

(Signature Page 3/4 of the Indenture of the First (1st) Issue of Ordinary Debentures, Not Convertible Into Shares, Unsecured, with Additional Personal Guarantee in Four Series, for Public Distribution With Restricted Efforts of the Sendas Distribuidora S.A.)

Witnesses:

[illegible signature]		[illegible signature]
Name:	Thiago Silva Dakil	Name:	Cosme Rafael Ap. Correia de Morais
ID:	43.938.625-1 SSP-SP	ID:	42.046.510-8 SPP-SP
CPF:	360.471.318-83	CPF:	350.642.108-50